                                      Filed Pursuant to Rule 424(b)(1)
                                      Registration Nos. 333-56283, 333-56283-01,
                                      333-56283-02, and 333-56283-03

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 24, 1998)

                             10,000,000 SECURITIES

                            HARTFORD LIFE CAPITAL I
             7.20% TRUST PREFERRED SECURITIES, SERIES A (TRUPS(R))
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                              HARTFORD LIFE, INC.
[HARTFORD LIFE LOGO]
HARTFORD LIFE
                            ------------------------

     The 7.20% Trust Preferred Securities, Series A (TRUPS(R)) (the "Series A Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Hartford Life Capital I, a statutory business trust created under the laws of the State of Delaware ("Hartford Life Capital I" or the "Trust"). Hartford Life, Inc., a Delaware corporation ("Hartford Life" or the "Company"), will directly or indirectly own all the common securities (the "Series A Common Securities" and, together with the Series A Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of Hartford Life Capital I. Hartford Life Capital I exists for the sole purposes of issuing the Series A Preferred Securities and Series A Common Securities, investing the proceeds thereof in an equivalent amount of 7.20% junior subordinated deferrable interest debentures due June 30, 2038 (the "Series A Junior Subordinated Debt Securities") of the Company and engaging in those activities necessary or incidental thereto.
                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If approved for listing, trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series A Preferred Securities. See "Underwriting."
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================================
                                                 INITIAL PUBLIC             UNDERWRITING          PROCEEDS TO HARTFORD
                                               OFFERING PRICE(1)           COMMISSIONS(2)         LIFE CAPITAL I(3)(4)
------------------------------------------------------------------------------------------------------------------------
Per Preferred Security                               $25.00                     (3)                      $25.00
------------------------------------------------------------------------------------------------------------------------
Total                                             $250,000,000                  (3)                   $250,000,000
========================================================================================================================

 (1) Plus accrued distributions, if any, from June 29, 1998.

 (2) For information regarding indemnification of the Underwriters, see "Underwriting."

 (3) Because the proceeds of the sale of the Series A Preferred Securities will be invested in the Series A Junior Subordinated Debt Securities, the Company has agreed to pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds, $0.7875 per Series A Preferred Security (or $7,875,000 in the aggregate). See "Underwriting."

 (4) Expenses of the offering, which are payable by the Company, are estimated to be $400,000.
                            ------------------------

     The Series A Preferred Securities offered hereby are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about June 29, 1998.

     "TRUPS(R)" is a registered service mark of Salomon Brothers Inc
                            ------------------------
SALOMON SMITH BARNEY
                A.G. EDWARDS & SONS, INC.
                                MERRILL LYNCH & CO.
                                             PAINEWEBBER INCORPORATED
THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 24, 1998

(continued from previous page)

     Upon the event of a default under the Declaration (as defined herein), the holders of Series A Preferred Securities will have a preference over the holders of the Series A Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

     Holders of the Series A Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 7.20% of the liquidation amount of $25 per Series A Preferred Security, accruing from, and including, June 29, 1998 and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1998 ("Distributions"). The payment of distributions out of monies held by Hartford Life Capital I and payments on liquidation of Hartford Life Capital I or the redemption of Series A Preferred Securities out of monies held by Hartford Life Capital I, as set forth below, are irrevocably guaranteed by the Company (the "Guarantee") to the extent described under "Description of Guarantee." The Guarantee will be a guarantee on a subordinated basis with respect to the Series A Preferred Securities from the time of issuance of the Series A Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of Hartford Life Capital I, except to the extent Hartford Life Capital I shall have funds available therefor. The Company has through the Guarantee, the Series A Junior Subordinated Debt Securities, the Subordinated Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed the obligations of the Trust under the Series A Preferred Securities. The obligations of the Company under the Guarantee rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including Senior Indebtedness (as defined herein), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's common stock. The obligations of the Company under the Series A Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. Because the Company is a non-operating holding company, and therefore relies upon dividends from its subsidiaries, its obligations also will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. As of March 31, 1998, the aggregate amount of Senior Indebtedness was approximately $700 million. The terms of the Series A Junior Subordinated Debt Securities place no limitation on the senior debt that may be incurred by the Company.

     The distribution rate and the distribution payment date and other payment dates for the Series A Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Series A Junior Subordinated Debt Securities, which will be the sole assets of Hartford Life Capital I. As a result, if principal or interest is not paid on the Series A Junior Subordinated Debt Securities by the Company, no amounts will be paid on the Series A Preferred Securities because Hartford Life Capital I will not have sufficient funds to make distributions on the Series A Preferred Securities. In such event, the Guarantee will not apply to such distributions until Hartford Life Capital I has sufficient funds available therefor.

     The Company has the right to defer payments of interest on the Series A Junior Subordinated Debt Securities by extending the interest payment period on the Series A Junior Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an "Extension Period"); provided, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. If interest payments are so deferred, distributions on the Series A Preferred Securities will also be deferred. During any Extension Period, distributions on the Series A Preferred Securities will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 7.20% per annum compounded quarterly. Additionally, during any Extension Period, holders of Series A Preferred Securities will be required to include deferred interest income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be several Extension Periods of varying lengths throughout the term of the Series A Junior Subordinated Debt Securities. See "Description of the Series A Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period," "Risk Factors-- Option to Extend Interest

Payment Period" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     The Series A Junior Subordinated Debt Securities are redeemable by the Company, (i) in whole or in part, from time to time, on or after June 30, 2003, or (ii) at any time, in whole but not in part, in certain circumstances upon the occurrence of a Special Event (as defined herein), in either case, at a redemption price equal to accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption plus the principal amount thereof; provided, that, prior to June 30, 2003, the Company shall also have the right to redeem the Series A Junior Subordinated Debt Securities at any time, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption, plus the greater of (a) the principal amount thereof or (b) an amount equal to the Discounted Remaining Payments to Initial Optional Prepayment Date (as defined herein). If not previously redeemed, the Series A Junior Subordinated Debt Securities will mature on June 30, 2038. See "Description of the Series A Preferred
Securities -- Special Event Redemption" and "Description of the Series A Junior Subordinated Debt Securities."

     If the Company redeems Series A Junior Subordinated Debt Securities, whether at maturity or upon an earlier redemption as described herein, Hartford Life Capital I must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount plus accrued and unpaid interest of the Series A Junior Subordinated Debt Securities so redeemed. The redemption price (the "Redemption Price") of the Trust Securities shall be equal to the proceeds from the related redemption of Series A Junior Subordinated Debt Securities. See "Description of the Series A Preferred Securities -- Mandatory Redemption of Trust Securities." The Company will have the right at any time to dissolve the Trust and cause the Series A Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. If the Series A Junior Subordinated Debt Securities are distributed to the holders of the Series A Preferred Securities, the Company will use its best efforts to have the Series A Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. See "Description of the Series A Preferred Securities -- Distribution of the Series A Junior Subordinated Debt Securities."

     In the event of the involuntary or voluntary dissolution, winding up or termination of Hartford Life Capital I, the holders of the Series A Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Series A Junior Subordinated Debt Securities are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Liquidation Distribution Upon Dissolution."

     This Prospectus Supplement, together with an appropriate Prospectus, may be used by Salomon Brothers Inc, Smith Barney Inc., or any successor thereto (the "Salomon Smith Barney Subsidiaries") in connection with offers and sales of an indeterminate amount of the Series A Preferred Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Salomon Smith Barney Subsidiary may act as principal or agent in such transactions.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SERIES A PREFERRED SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR, AND PURCHASE, THE SERIES A PREFERRED SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ------------------------

                                    SUMMARY

     The following information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus (including the documents incorporated by reference herein).

                                  THE COMPANY

     Hartford Life is a leading insurance and financial services company that, through its consolidated subsidiaries, provides (i) annuity products, such as individual variable annuities and fixed market value adjusted ("MVA") annuities, deferred compensation and retirement plan services and mutual funds for savings and retirement needs to over 1 million customers, (ii) life insurance for income protection and estate planning to approximately 500,000 customers and (iii) employee benefits products such as group life and group disability insurance for the benefit of over 15 million individuals. According to the latest publicly available data, with respect to the United States, the Company is the largest writer of both total individual annuities and individual variable annuities based on sales for the year ended December 31, 1997, the fourth largest consolidated life insurance company based on statutory assets as of December 31, 1997, and the second largest writer of group long-term disability insurance based on premiums written for the year ended December 31, 1997. The Company has achieved rapid growth of assets by pursuing a strategy of selling diverse and innovative products through multiple distribution channels, achieving cost efficiencies through economies of scale and improved technology, maintaining effective risk management and prudent underwriting techniques and capitalizing on its brand name and customer recognition. The Company's strong position in each of its core businesses provides an opportunity to increase the sale of its products and services as individuals increasingly save and plan for retirement, protect their families against disability or death and prepare their estates for an efficient transfer of wealth between generations.

     On May 22, 1997, the Company completed an initial public offering of its common stock and became a public company that is indirectly majority-owned by The Hartford Financial Services Group, Inc. ("The Hartford"). The Hartford beneficially owns all of the outstanding shares of Class B Common Stock of the Company, representing approximately 81.4% of the total equity interest in the Company, and approximately 95.6% of the combined voting power of the outstanding Class A and Class B Common Stock as of May 31, 1998. For further description of the Company's corporate structure, see "Hartford Life, Inc." in the accompanying Prospectus.

     The principal offices of the Company are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089 and its telephone number is (860) 843-7716.

                                   THE TRUST

     Hartford Life Capital I is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of June 3, 1998, executed by the Company, as sponsor (the "Sponsor"), and the trustees of Hartford Life Capital I named therein (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 4, 1998. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Series A Preferred Securities, the purchasers thereof will own all of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Book-Entry Only
Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Series A Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of Hartford Life Capital I. Hartford Life Capital I exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Series A Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

     Hartford Life Capital I has a term of approximately 55 years, but may dissolve earlier as provided in the Declaration. Hartford Life Capital I's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Series A Common Securities. Pursuant to the Declaration, the number of trustees of Hartford Life Capital I will be four:
Wilmington Trust Company, a Delaware banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee") and as institutional trustee (the "Institutional Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Institutional Trustee and the Delaware Trustee, the "Hartford Life Capital I Trustees") will be persons who are employees or officers of, or who are affiliated with the Company. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Series A Common Securities. Wilmington Trust Company will also act as Trust Indenture Act indenture trustee (the "Guarantee Trustee") under the Guarantee, and as Trust Indenture Act indenture trustee (the "Subordinated Indenture Trustee") under the Subordinated Indenture pursuant to which the Series A Junior Subordinated Debt Securities are issued. See "Description of Guarantee" and "Description of the Series A Junior Subordinated Debt Securities."

     The Institutional Trustee will hold title to the Series A Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture pursuant to which the Series A Junior Subordinated Debt Securities are issued. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Series A Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Series A Preferred Securities. The Company, as the direct or indirect holder of all the Series A Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Hartford Life Capital I Trustee and to increase or decrease the number of Hartford Life Capital I Trustees. The Company will pay all fees and expenses related to Hartford Life Capital I and the offering of the Trust Securities. See "Description of the Series A Junior Subordinated Debt Securities -- Certain Fees and Expenses."

     The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Series A Preferred Securities."

     The principal place of business of the Delaware Trustee is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The principal place of business of the Trust shall be c/o Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                     SERIES A PREFERRED SECURITIES OFFERING

General....................  The Series A Preferred Securities represent undivided beneficial interests in Hartford Life Capital I's assets, which will consist solely of the Series A Junior Subordinated Debt Securities. The Series A Junior Subordinated Debt Securities, in which the proceeds of the Series A Preferred Securities offered hereby will be invested, mature on June 30, 2038, unless the Series A Junior Subordinated Debt Securities are redeemed by the Company prior to such maturity as described under "Description of the Series A Preferred
                             Securities -- Mandatory Redemption of Trust
                             Securities" and "-- Special Event Redemption."

Distributions..............  The distributions payable on each Series A
                             Preferred Security will be fixed at a rate per annum of 7.20% of the stated liquidation amount of $25 per Series A Preferred Security, will be cumulative, will accrue from June 29, 1998, the date of issuance of the Series A Preferred Securities, and will be payable quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1998. See "Description of the Series A Preferred Securities -- Distributions."

Option to Extend Interest
  Payment Period...........  The Company has the right, at any time, and from time to time, to defer payments of interest on the Series A Junior Subordinated Debt Securities for a period not exceeding 20 consecutive quarters; provided, that no Extension Period may extend beyond the maturity date of the Series A Junior Subordinated Debt Securities. If the Company extends the interest payment period, quarterly distributions on the Series A Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Series A Junior Subordinated Debt Securities) during any such extended interest payment period. If the Company exercises its right to extend an interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company or its subsidiaries which rank pari passu with or junior to the Series A Junior Subordinated Debt Securities. The foregoing, however, will not apply (i) to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or (ii) in certain other limited circumstances. See "Description of the Series A Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period". Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or the maturity date of the Series A Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

                             See "Description of the Series A Junior
                             Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period."

                             Should an Extension Period occur, holders of Series A Preferred Security holders will continue to recognize interest income for United States federal income tax purposes. As a result, such holders will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from Hartford Life Capital I related to such income if such holders dispose of Series A Preferred Securities prior to the record date for payment of distributions. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

Redemption of Series A
Junior Subordinated Debt
  Securities...............  The Company has the right to redeem the Series A
                             Junior Subordinated Debt Securities (i) on or after June 30, 2003, in whole at any time or in part from time to time or (ii) at any time, in whole but not in part, upon the occurrence of a Special Event (as defined herein) as described under "Description of the Series A Preferred Securities--Special Event Redemption," in each case at a redemption price equal to accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption plus the principal amount thereof; provided, that, prior to June 30, 2003, the Company shall also have the right to redeem the Series A Junior Subordinated Debt Securities at any time, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption, plus the greater of (a) the principal amount thereof and (b) an amount equal to the Discounted Remaining Payments to Initial Optional Prepayment Date (as defined herein). See "Description of the Series A Junior Subordinated Debt Securities -- Optional Redemption." If not previously redeemed, the Series A Junior Subordinated Debt Securities will mature on June 30, 2038. If the Company redeems any Series A Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption, the proceeds from such redemption will be applied by the Institutional Trustee to redeem a like amount of Trust Securities on a pro rata basis.

Mandatory Redemption of
  Series A Preferred
  Securities...............  Upon the repayment of the Series A Junior
                             Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Subordinated Indenture, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of Trust Securities, upon the terms and conditions described herein. See "Description of the Series A Preferred Securities -- Mandatory Redemption of Trust Securities."

Dissolution of Trust and
  Distribution of Series A
  Junior Subordinated Debt
  Securities...............  The Company will have the right at any time to dissolve the Trust and cause the Series A Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. See "Description of the Series A

                             Preferred Securities -- Distribution of the Series A Junior Subordinated Debt Securities."

Voting Rights..............  Generally, the holders of the Series A Preferred
                             Securities will not have any voting rights. See "Description of the Series A Preferred Securities -- Voting Rights."

                             Subject to certain conditions, including that the Institutional Trustee obtain the opinion of counsel described under "Description of the Series A Preferred Securities -- Voting Rights" prior to taking certain actions, the holders of a majority in aggregate liquidation amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Series A Junior Subordinated Debt Securities, to (i) exercise the remedies available under the Subordinated Indenture with respect to the Series A Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Series A Junior Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Subordinated Indenture would require the consent or act of a Super Majority (as defined herein) of holders of the Series A Junior Subordinated Debt Securities affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Series A Preferred Securities may direct the Institutional Trustee to give such consent or take such action. See "Description of the Series A Preferred Securities -- Voting Rights."

Use of Proceeds............  The proceeds from the sale of the Series A
                             Preferred Securities offered hereby will be used by Hartford Life Capital I to purchase the Series A Junior Subordinated Debt Securities issued by the Company. The Company expects to use such proceeds to retire $50 million of its outstanding commercial paper and for general corporate purposes, which may include working capital, capital expenditures, investments in or loans to subsidiaries, possible acquisitions or retirement of other obligations of the Company. See "Use of Proceeds."

Listing....................  Application has been made to list the Series A
                             Preferred Securities on the New York Stock
                             Exchange. If so approved, trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series A Preferred Securities.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus (including the documents incorporated by reference herein), the matters set forth under the caption "Risk Factors" in this Prospectus Supplement before purchasing the Series A Preferred Securities offered hereby.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus (including the documents incorporated by reference herein), the following risk factors before purchasing the Series A Preferred Securities offered hereby.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     The obligations of the Company under the Series A Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Series A Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, until such Senior Indebtedness is paid in full or such acceleration has been rescinded. The Company's obligations under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including Senior Indebtedness, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's Common Stock. As of March 31, 1998, the Senior Indebtedness was approximately $700 million. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee -- Status of the Guarantee" and "Description of the Series A Junior Subordinated Debt
Securities -- Subordination."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act and the Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Series A Preferred Securities.

     The Guarantee guarantees to the holders of the Series A Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Series A Preferred Securities, to the extent Hartford Life Capital I has funds available therefor, (ii) the Redemption Price with respect to Series A Preferred Securities called for redemption by Hartford Life Capital I, to the extent Hartford Life Capital I has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Hartford Life Capital I (other than in connection with the distribution of Series A Junior Subordinated Debt Securities to the holders of Series A Preferred Securities or a redemption of all the Series A Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Series A Preferred Securities to the date of the payment or (b) the amount of assets of Hartford Life Capital I remaining available for distribution to holders of the Series A Preferred Securities in liquidation of Hartford Life Capital I. The holders of a majority in liquidation amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Series A Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Hartford Life Capital I, the Guarantee Trustee or any other person or entity. A holder of Series A Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against Hartford Life Capital I or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Series A Junior Subordinated Debt Securities, Hartford Life Capital I would lack available funds for the payment of distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and, in such event, holders of the Series A Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Series A Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Series A Junior Subordinated Debt Securities against the Company pursuant to the terms of the Series A Junior Subordinated Debt Securities or (2) by such holder of Series A Preferred Securities of its right against the Company to enforce payments on the Series A Junior Subordinated Debt Securities. See "Description of Guarantee" and "Description of the Series A Junior Subordinated Debt Securities." The Declaration provides that each holder of Series A Preferred Securities, by acceptance thereof, agrees to the provisions of the Declaration, of the Guarantee (including the subordination provisions thereof) and of the Subordinated Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES A PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Series A Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Series A Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Series A Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Series A Junior Subordinated Debt Securities. Subject to certain conditions, if the Institutional Trustee fails to enforce its rights under the Series A Junior Subordinated Debt Securities, any holder of Series A Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Series A Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Series A Preferred Securities may also directly institute a proceeding against the Company for enforcement of payment to such holder of the principal of or interest on the Series A Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Series A Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Series A Junior Subordinated Debt Securities without first
(i) directing the Institutional Trustee to enforce the terms of the Series A Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Series A Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Series A Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Series A Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Hartford Life Capital I. The holders of Series A Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Junior Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Subordinated Indenture to defer payments of interest on the Series A Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Series A Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable; provided, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Series A Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by Hartford Life Capital I during any such extended interest payment period. If the Company exercises this right to defer interest payments, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distribution of rights under any shareholder rights plan adopted by the Company), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Series A Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be numerous Extension Periods of varying lengths throughout the term of the Series A Junior Subordinated Debt Securities. See "Description of the Series A Preferred Securities -- Distributions" and "Description of the Series A Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     The junior subordinated debt securities issued from time to time pursuant to the Subordinated Indenture in connection with the issuance of trust preferred securities by other subsidiary trusts of the Company will contain the same restrictive covenants described in the preceding paragraph. The effect of such restrictive covenants will be to limit the rights of holders of Series A Preferred Securities to receive payments with respect thereto if there has been a deferral of interest under any such junior subordinated debt securities.

     The Company believes that, for United States federal income tax purposes, the terms and conditions of the Series A Junior Subordinated Debt Securities are such that the likelihood that it will exercise its right to defer payments of interest is a remote contingency, and that, therefore, the Series A Preferred Securities should not be considered to be issued with OID unless the Company were actually to exercise such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     Should the Company exercise its right to defer any payment of interest on the Series A Junior Subordinated Debt Securities by extending the interest payment period, each holder of Series A Preferred Securities will be required to accrue income in the form of OID in respect of the deferred interest allocable to its Series A Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Series A Preferred Securities. As a result, during any Extension Period, each such holder of Series A Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Hartford Life Capital I related to such income if such holder disposes of its Series A Preferred Securities prior to the record date set to establish which holders will receive distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Junior Subordinated Debt Securities. However, should the Company exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Series A Preferred Securities (which represent an undivided beneficial interest in the Series A Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "Certain Federal Income Tax
Considerations -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series A Preferred Securities."

REDEMPTION OR DISTRIBUTION

     The Company will have the right at any time to dissolve the Trust and cause the Series A Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. In certain circumstances the Company has the right to redeem the Series A Junior Subordinated Debt Securities, in which event Hartford Life Capital I will redeem the Trust Securities on a pro rata basis to the same extent as the Series A Junior Subordinated Debt Securities are redeemed by the Company. See "Description of the Series A Preferred
Securities -- Distribution of the Series A Junior Subordinated Debt Securities" and "Description of the Series A Preferred Securities -- Special Event Redemption."

     Under current United States federal income tax law, a distribution of Series A Junior Subordinated Debt Securities upon the dissolution of Hartford Life Capital I would not be a taxable event to holders of the Series A Preferred Securities. See "Certain Federal Income Tax Considerations -- Distribution of Series A Junior Subordinated Debt Securities to U.S. Holders of Series A Preferred Securities." A dissolution of Hartford Life Capital I in which holders of the Series A Preferred Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations -- Sales or Redemption of Series A Preferred Securities."

     There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debt Securities that may be distributed in exchange for Series A Preferred Securities if a dissolution or liquidation of Hartford Life Capital I were to occur. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Junior Subordinated Debt Securities that a holder of Series A Preferred Securities may receive on dissolution and liquidation of Hartford Life Capital I, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby. Because holders of Series A Preferred Securities may receive Series A Junior Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Series A Preferred Securities are also making an investment decision with regard to the Series A Junior Subordinated Debt Securities and should carefully review all the information regarding the Series A Junior Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Series A Preferred Securities -- Special Event Redemption" and "Description of the Series A Junior Subordinated Debt Securities -- General."

PROPOSED TAX LAW CHANGES

     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years (earlier proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years) and if such debt instrument is not reflected as indebtedness on such issuer's consolidated balance sheet. As of the date hereof no such proposal is pending. However, in the event similar tax law changes were proposed and enacted in the future, and applied retroactively to the Series A Junior Subordinated Debt Securities, such changes could give rise to a Tax Event, which would permit the Company to cause a redemption of the Series A Junior Subordinated Debt Securities and of the related Trust Securities, as described more fully under "Description of the Series A Preferred Securities -- Distribution of the Series A Junior Subordinated Debt Securities" and "Description of the Series A Preferred Securities -- Special Event Redemption" herein.

LIMITED VOTING RIGHTS

     Holders of Series A Preferred Securities will have limited voting rights and, subject to certain exceptions as set forth in the Declaration, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Hartford Life Capital I Trustees, which voting rights are vested exclusively in the holder of the Series A Common Securities. See "Description of the Series A Preferred Securities -- Voting Rights."

TRADING PRICE

     The Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Junior Subordinated Debt Securities. A holder of Series A Preferred Securities who disposes of its Series A Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series A Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Series A Junior Subordinated Debt Securities deemed disposed of. Similarly, should the Company exercise its option to defer interest payments on the Series A Junior Subordinated Debt Securities, a holder would be required to include as ordinary income the accrued OID through the date of disposition and add such amount to its adjusted basis in the Series A Preferred Securities disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include accrued interest or OID), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series A Preferred Securities."

                                USE OF PROCEEDS

     The proceeds from the sale of the Series A Preferred Securities offered hereby will be used by Hartford Life Capital I to purchase the Series A Junior Subordinated Debt Securities issued by the Company. The Company expects to use such proceeds to retire $50 million (with an average effective interest rate of 5.6%) of its outstanding commercial paper and for general corporate purposes, which may include working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions or retirement of other obligations of the Company.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of March 31, 1998 and as adjusted to give effect to the issuance of the Series A Preferred Securities offered hereby and the use of proceeds therefrom. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference.

                                                              AS OF MARCH 31, 1998
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              ------    -----------
                                                              (DOLLARS IN MILLIONS)
Short-Term Debt.............................................  $   50      $    0
Long-Term Debt..............................................     650         650
Company Obligated Mandatorily Redeemable Series A Preferred
  Securities of Subsidiary Trust Holding Solely Parent
  Junior Subordinated Debt Securities(1)....................      --         250
Equity excluding net unrealized capital gains on securities,
  net of tax................................................   1,978       1,978
Net unrealized capital gains on securities, net of tax......     238         238
                                                              ------      ------
          Total Capitalization..............................  $2,916      $3,116
                                                              ======      ======

---------------
(1) As described herein, the sole assets of Hartford Life Capital I will be $257,732,000 of 7.20% Series A Junior Subordinated Debt Securities, issued by the Company to Hartford Life Capital I. The Series A Junior Subordinated Debt Securities will mature on June 30, 2038. The Company owns all of the Common Securities of Hartford Life Capital I. It is anticipated that Hartford Life Capital I will not be subject to the reporting requirements under the Securities and Exchange Act of 1934, as amended.

                      RATIOS OF EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's and its consolidated subsidiaries' ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and Preferred Stock dividends for the periods indicated:

                                                                                     FOR THE THREE
                                                      FOR THE YEAR ENDED              MONTHS ENDED
                                                         DECEMBER 31,                  MARCH 31,
                                             ------------------------------------    --------------
                                             1993    1994    1995    1996    1997    1997     1998
                                             ----    ----    ----    ----    ----    -----    -----
Ratio of Earnings to Fixed Charges.........  7.1     7.0     6.3     1.5     8.2      6.5      9.6
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends............  7.1     7.0     6.3     1.5     8.2      6.5      9.6

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense and an imputed interest component for rental expense. There were no shares of preferred stock of the Company outstanding during the periods included above.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Series A Preferred Securities will be presented as a separate line item in the balance sheet of the Company and disclosures concerning the Series A Preferred Securities, the related Series A Preferred Securities Guarantee and the Series A Junior Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Series A Preferred Securities as an expense.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

     The Series A Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Series A Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Series A Preferred Securities set forth in the accompanying Prospectus under the caption "Description of Preferred Securities." The following summary of the material terms and provisions of the Series A Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to the description in the accompanying Prospectus, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes Hartford Life Capital I to issue the Trust Securities, which represent undivided beneficial interests in the assets of Hartford Life Capital I. All of the Series A Common Securities will be owned, directly or indirectly, by the Company. The Series A Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Series A Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Series A Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series A Preferred Securities. The Declaration does not permit the issuance by Hartford Life Capital I of any securities other than the Trust Securities or the incurrence of any indebtedness by Hartford Life Capital I. Pursuant to the Declaration, the

Institutional Trustee will hold title to the Series A Junior Subordinated Debt Securities purchased by Hartford Life Capital I for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Hartford Life Capital I, and payments upon redemption of the Series A Preferred Securities or liquidation of Hartford Life Capital I out of money held by Hartford Life Capital I, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Series A Preferred Securities. The Guarantee does not cover payment of distributions when Hartford Life Capital I does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Series A Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities or (ii) if the failure of Hartford Life Capital I to pay distributions is attributable to the failure of the Company to pay interest or principal on the Series A Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Series A Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Series A Preferred Securities of such holder on or after the respective due date specified in the Series A Junior Subordinated Debt Securities. See
"-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Series A Preferred Securities will be fixed at a rate per annum of 7.20% of the stated liquidation amount of $25 per Series A Preferred Security. Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Company on the Series A Junior Subordinated Debt Securities) will bear interest thereon at the rate per annum of 7.20% thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Series A Preferred Securities will be cumulative, will accrue from and including June 29, 1998, and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each a "Distribution Payment Date"), commencing July 15, 1998.

     The distribution rate and the Distribution Payment Dates and other payment dates for the Series A Preferred Securities will correspond to the interest rate and Interest Payment Dates (as defined herein) and other payment dates on the Series A Junior Subordinated Debt Securities.

     The Company has the right under the Subordinated Indenture to defer payments of interest on the Series A Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Series A Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable; provided, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. If the Company extends the interest payment period, quarterly distributions on the Series A Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Series A Junior Subordinated Debt Securities) during any such extended interest payment period.

     If the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) distributions of rights under any shareholders rights plan adopted by the Company), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company or its subsidiaries which rank pari passu with or junior to the Series A Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided further, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be numerous Extension Periods of varying lengths throughout the term of the Series A Junior Subordinated Debt Securities. See "Description of the Series A Junior Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Series A Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Series A Junior Subordinated Debt Securities -- Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Series A Preferred Securities as they appear on the books and records of Hartford Life Capital I on the record date next following the termination of such deferral period. Distributions on the Series A Preferred Securities will be made on the dates payable to the extent that Hartford Life Capital I has funds available for the payment of such distributions in the Property Account. Hartford Life Capital I's funds available for distribution to the holders of the Series A Preferred Securities will be limited to payments received from the Company on the Series A Junior Subordinated Debt Securities. See "Description of the Series A Junior Subordinated Debt Securities." The payment of distributions out of monies held by Hartford Life Capital I is guaranteed by the Company to the extent set forth under "Description of Guarantee."

     Distributions on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Hartford Life Capital I at the close of business on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Series A Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Series A Preferred Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Series A Preferred Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant Distribution Payment Dates. In the event that any date on which distributions are to be made on the Series A Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant Distribution Payment Date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) or Wilmington, Delaware are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

     The Series A Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Series A Junior Subordinated Debt Securities or to the extent the Series A Junior Subordinated Debt Securities are redeemed. The Series A Junior Subordinated Debt Securities will mature on June 30, 2038, and may be redeemed, (i) in whole or in part, at any time on or after June 30, 2003, or (ii) at any time, in whole but not in part, in certain circumstances upon the occurrence of a Special Event, in either case, at a redemption price equal to accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption plus the principal amount thereof; provided, that, prior to June 30, 2003, the Company shall also have the right to redeem the Series A Junior Subordinated Debt Securities at any time, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption, plus the greater of (a) the principal amount thereof or (b) an amount equal to the Discounted Remaining Payments to Initial Optional Prepayment Date (as defined herein). See "Description of the Series A Junior Subordinated Debt
Securities -- Optional Redemption." Upon the maturity of the Series A Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Series A Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Special Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series A Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Series A Junior Subordinated Debt Securities are to be redeemed, the Trust Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is effective or which interpretation, application or pronouncement is announced on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Hartford Life Capital I would be subject to United States federal income tax with respect to income accrued or received on the Series A Junior Subordinated Debt Securities, (ii) interest payable to Hartford Life Capital I on the Series A Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) Hartford Life Capital I would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Hartford Life Capital I is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Series A Junior Subordinated Debt Securities, in whole but not in part, for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Series A Junior Subordinated Debt Securities so redeemed shall be redeemed by Hartford Life Capital I at the Redemption Price on a pro rata basis.

DISTRIBUTION OF THE SERIES A JUNIOR SUBORDINATED DEBT SECURITIES

     The Company will have the right at any time to dissolve Hartford Life Capital I and after satisfaction of the liabilities of creditors of Hartford Life Capital I as provided by applicable law, cause the Series A Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

     If the Series A Junior Subordinated Debt Securities are distributed to the holders of the Series A Preferred Securities, the Company will use its best efforts to cause the Series A Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed.

     After the date for any distribution of Series A Junior Subordinated Debt Securities upon dissolution of Hartford Life Capital I, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Series A Preferred Securities not held by the depositary or its nominee will be deemed to represent Series A Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Series A Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     If a dissolution and liquidation of Hartford Life Capital I were to occur, there can be no assurance as to the market prices for either the Series A Preferred Securities or the Series A Junior Subordinated Debt Securities that may be distributed in exchange for the Series A Preferred Securities. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of Hartford Life Capital I were to occur, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     Hartford Life Capital I may not redeem fewer than all of the outstanding Series A Preferred Securities unless all accrued and unpaid distributions have been paid on all Series A Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If Hartford Life Capital I gives a notice of redemption in respect of the Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Series A Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the securities depositary for the Series A Preferred Securities funds sufficient to pay the applicable Redemption Price and will give the securities depositary for the Series A Preferred Securities irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price without interest on such Redemption Price.

     In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Hartford Life Capital I, or by the Company pursuant to the Guarantee, distributions on such Series A Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Series A Preferred Securities are to be redeemed, the Series A Preferred Securities will be redeemed in accordance with the depositary's standard procedures. See
"-- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries, may at any time, and from time to time, purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Hartford Life Capital I (each a "Liquidation"), the holders of the Series A Preferred Securities will be entitled to receive out of the assets of Hartford Life Capital I, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Series A Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Series A Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Series A Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Series A Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Hartford Life Capital I has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Hartford Life Capital I on the Series A Preferred Securities shall be paid on a pro rata basis. The holders of the Series A Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Series A Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Series A Preferred Securities shall have a preference over the Series A Common Securities with regard to such distributions.

     Pursuant to the Declaration, Hartford Life Capital I shall dissolve (i) on June 30, 2053, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Series A Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Series A Common Securities or the Company, or the revocation of the charter of the holder of the Series A Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Series A Junior Subordinated Debt Securities to the holders of Series A Preferred Securities, (v) upon the entry of a decree of a judicial dissolution of the holder of the Series A Common Securities, the Company or Hartford Life Capital I, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Subordinated Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration the holder of the Series A Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Series A Common Securities until all Declaration Events of Default with respect to the Series A Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Series A Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Series A Preferred Securities and only the holders of the Series A Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and therefore the Subordinated Indenture. In the event that any Declaration Event of Default with respect to the Series A Preferred Securities is waived by the holders of the Series A Preferred Securities as provided in the Declaration, the holders of Series A Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Series A Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Series A Common Securities. See "-- Voting Rights."

     If the Institutional Trustee fails to enforce its rights under the Series A Junior Subordinated Debt Securities, any holder of Series A Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Series A Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Series A Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Series A Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Series A Preferred Securities of such holder on or after the respective due date specified in the Series A Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Series A Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Series A Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Series A Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Series A Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Hartford Life Capital I. The holders of Series A Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Junior Subordinated Debt Securities.

     Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Series A Junior Subordinated Debt Securities will have the right under the Subordinated Indenture to declare the principal of and interest on the Series A Junior Subordinated Debt Securities to be immediately due and payable. The Company and Hartford Life Capital I are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Guarantee -- Modification of Guarantee; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Series A Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Series A Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to the Series A Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Series A Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Series A Junior Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Series A Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Series A Junior Subordinated Debt Securities (other than by reason of the failure to obtain the opinion set forth in the last sentence of this paragraph), any record holder of Series A Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Series A Preferred Securities of any notice of default received from the Subordinated Indenture Trustee with respect to the Series A Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Series A Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, Hartford Life Capital I will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Series A Junior Subordinated Debt Securities, is required under the Subordinated Indenture with respect to any amendment, modification or termination of the Subordinated Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Subordinated Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Series A Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Hartford Life Capital I will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Series A Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Series A Preferred Securities may be given at a separate meeting of holders of Series A Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Series A Preferred Securities will be required for Hartford Life Capital I to redeem and cancel Series A Preferred Securities or distribute Series A Junior Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Series A Preferred Securities were not outstanding.

     The procedures by which holders of Series A Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Except in certain circumstances as set forth in the Declaration, holders of the Series A Preferred Securities will have no rights to appoint or remove the Hartford Life Capital I Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Series A Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee); provided, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of Hartford Life Capital I, other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Series A Preferred Securities or the Series A Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause Hartford Life Capital I to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause Hartford Life Capital I to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     Hartford Life Capital I may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below or under "-- Liquidation Distribution Upon Dissolution". Hartford Life Capital I may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of Hartford Life Capital I under the Trust Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Series A Junior Subordinated Debt Securities, (iii) the Series A Preferred Securities or any Successor Securities are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the Series A Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of Hartford Life Capital I, (vii) prior to such merger, consolidation, amalgamation or replacement, Hartford Life Capital I has received an opinion of a nationally recognized independent counsel to Hartford Life Capital I experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither Hartford Life Capital I nor such successor entity will be required to register as an "investment company" under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, Hartford Life Capital I (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Hartford Life Capital I shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause Hartford Life Capital I or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. See "-- Special Event Redemption " and "-- Liquidation Distribution upon Dissolution."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Series A Preferred Securities certificates, representing the total aggregate number of Series A Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Series A Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (the "Commission").

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Series A Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Series A Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Series A Preferred Securities in accordance with its procedures.

     Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Hartford Life Capital I as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Series A Preferred Securities will be made by transfer of immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, Hartford Life Capital I or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time.

     Payment of distributions to DTC is the responsibility of Hartford Life Capital I, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as described herein, a Beneficial Owner in a global Series A Preferred Security certificate will not be entitled to receive physical delivery of Series A Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Series A Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Securities at any time by giving reasonable notice to Hartford Life Capital I. Under such circumstances, in the event that a successor securities depositary is not obtained, Series A Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Series A Preferred Securities. In that event, certificates for the Series A Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and Hartford Life Capital I believe to be reliable, but neither the Company nor Hartford Life Capital I takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Series A Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Series A Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

PAYING AGENT; TRANSFER AGENT AND REGISTRAR

     In the event that the Series A Preferred Securities do not remain in book-entry only form, the following provisions will apply: The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Hartford Life Capital I and the Institutional Trustee shall be entitled to treat the holders of the Series A Preferred Securities, as their names appear in the registration books kept by the Institutional Trustee at its corporate office, as the owners of those Series A Preferred Securities for all purposes under the Declaration. Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Hartford Life Capital I, but upon payment (with the giving of such indemnity as Hartford Life Capital I or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it. Hartford Life Capital I will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption, or on or after the liquidation date.

GOVERNING LAW

     The Declaration and the Series A Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate Hartford Life Capital I in such a way so that Hartford Life Capital I will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Series A Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Hartford Life Capital I or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities or vary the terms thereof.

     Holders of the Series A Preferred Securities have no preemptive or similar rights.

        DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the specific terms of the Series A Junior Subordinated Debt Securities in which Hartford Life Capital I will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to: (i) the description of Junior Subordinated Debt Securities Series A in the accompanying Prospectus; (ii) the Subordinated Indenture dated as of June 1, 1998 (the "Base Indenture") and the First Supplemental Indenture dated as of June 29, 1998 (together with the Base Indenture, the "Subordinated Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Subordinated Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus

Supplement and the accompanying Prospectus form a part; and (iii) the Trust Indenture Act. Certain capitalized terms used herein are defined in the Subordinated Indenture.

     The Company will have the right at any time to dissolve the Trust and cause the Series A Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

     If the Series A Junior Subordinated Debt Securities are distributed to the holders of the Series A Preferred Securities, the Company will use its best efforts to have the Series A Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Series A Preferred Securities are then listed or quoted.

GENERAL

     The Series A Junior Subordinated Debt Securities will be issued as unsecured debt under the Subordinated Indenture. The Series A Junior Subordinated Debt Securities will be limited in aggregate principal amount to approximately $257,732,000, such amount being the sum of the aggregate stated liquidation amount of the Series A Preferred Securities and the capital contributed by the Company to Hartford Life Capital I in exchange for the Series A Common Securities (the "Common Subscription Payment").

     The Series A Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Series A Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on June 30, 2038.

     If Series A Junior Subordinated Debt Securities are distributed to holders of Series A Preferred Securities in liquidation of such holders' interests in Hartford Life Capital I, such Series A Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Series A Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debt Securities are issued in certificated form, such Series A Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Series A Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Series A Junior Subordinated Debt Securities. In the event Series A Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debt Securities will be registrable and Series A Junior Subordinated Debt Securities will be exchangeable for Series A Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Subordinated Indenture Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Company does not intend to issue and sell the Series A Junior Subordinated Debt Securities to any purchasers other than Hartford Life Capital I.

     There are no covenants or provisions in the Subordinated Indenture that would afford the holders of the Series A Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

     The Subordinated Indenture provides that the Series A Junior Subordinated Debt Securities are subordinated and junior in right of payment to all present or future Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Series A Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, until such Senior Indebtedness is paid in full or such acceleration has been rescinded. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Series A Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Series A Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Series A Junior Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business),
(iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through
(v) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Series A Junior Subordinated Debt Securities and (2) any indebtedness between or among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Hartford Life subsidiary trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Series A Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The Company is a non-operating holding company with no significant business operations of its own, and most of the assets of the Company are owned by its subsidiaries. Accordingly, the Series A Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Holders of Series A Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any.

     The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Series A Junior Subordinated Debt Securities, (i) in whole or in part, at any time, on or after June 30, 2003, or (ii) at any time, in whole but not in part, in certain circumstances upon the occurrence of a Special Event as described under "Description of the Series A Preferred Securities -- Special Event Redemption," upon not less than 30 nor more than 60 days' notice, in either case at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date; provided, that, prior to June 30, 2003, the Company shall also have the right to redeem the Series A Junior Subordinated Debt Securities at any time, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series A Junior Subordinated Debt Securities so redeemed to the date fixed for redemption, plus the greater of (a) the principal amount thereof or (b) an amount equal to the Discounted Remaining Payments to Initial Optional Prepayment Date (as defined herein). If a partial redemption of the Series A Preferred Securities resulting from a partial redemption of the Series A Junior Subordinated Debt Securities would result in the delisting of the Series A Preferred Securities, the Company may only redeem the Series A Junior Subordinated Debt Securities in whole. See "Description of the Series A Preferred Securities -- Mandatory Redemption of Trust Securities" and
"-- Special Event Redemption."

     "Discounted Remaining Payments to Initial Optional Prepayment Date" means an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by the Company pursuant to the terms of the Series A Junior Subordinated Debt Securities on each Interest Payment Date after the redemption date through and including June 30, 2003, assuming optional redemption of the Series A Junior Subordinated Debt Securities on June 30, 2003.

     "Current Value" means, (i) in respect of any payment of interest, the present value of that amount on the redemption date after discounting that amount on a quarterly basis from the originally scheduled date for payment, and
(ii) in respect of any payment of principal, the present value of that amount on the redemption date after discounting that amount on a quarterly basis from June 30, 2003. In each case, the discount rate shall be the Treasury Rate.

     "Treasury Rate" means a per annum rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield) determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity (adjusted to reflect quarterly compounding in the case of the Series A Junior Subordinated Debt Securities) for United States Treasury securities maturing at June 30, 2003, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on June 30, 2003 if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or, if no such securities mature at June 30, 2003, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, June 30, 2003 and (ii) the other maturing as close as possible to, but later than, June 30, 2003, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

INTEREST

     Each Series A Junior Subordinated Debt Security shall bear interest at the rate of 7.20% per annum, from and including the original date of issuance, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), commencing July 15, 1998 to the person in whose name such Series A Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debt Securities shall cease to be held in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as described in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed during such period in relation to the deemed 90 days in such quarterly period. In the event that any date on which interest is payable on the Series A Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant Interest Payment Date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, during the term of the Series A Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters; provided, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Series A Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided further, that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distributions of rights under any shareholders rights plan adopted by the Company), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company or its subsidiaries which rank pari passu with or junior to the Series A Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods (including the quarterly interest period in which notice of such Extension Period (as described below) is given); provided further, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Junior Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Series A Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Series A Preferred Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Series A Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Series A Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Series A Junior Subordinated Debt Securities, the Company shall give the holders of the Series A Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Series A Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time Hartford Life Capital I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Series A Junior Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by Hartford Life Capital I after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Hartford Life Capital I would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Series A Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debt Securities. See "Description of Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Series A Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Series A Junior Subordinated Debt Securities. See "Description of the Series A Preferred Securities -- Declaration Events of Default" and "-- Voting Rights."

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Series A Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Series A Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Series A Junior Subordinated Debt Securities. The Company may not amend the Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Series A Preferred Securities of Hartford Life Capital I. Notwithstanding any payment made to such holder of Series A Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Series A Junior Subordinated Debt Securities held by Hartford Life Capital I or the Institutional Trustee of Hartford Life Capital I, and the Company shall be subrogated to the rights of the holder of such Series A Preferred Securities with respect to payments on the Series A Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Series A Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Hartford Life Capital I, the Series A Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Series A Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Subordinated Indenture) thereof for any purpose under the Subordinated Indenture, and no Global Security representing Series A Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each

Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Subordinated Indenture.

THE DEPOSITARY

     If Series A Junior Subordinated Debt Securities are distributed to holders of Series A Preferred Securities in liquidation of such holders' interests in Hartford Life Capital I, DTC will act as securities depositary for the Series A Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Series A Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, Hartford Life Capital I, the Subordinated Indenture Trustee, any paying agent and any other agent of the Company or the Subordinated Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Series A Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Series A Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

CERTAIN FEES AND EXPENSES

     The Subordinated Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Series A Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of Hartford Life Capital I, (iii) the retention of the Hartford Life Capital I Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Series A Preferred Securities.

GOVERNING LAW

     The Subordinated Indenture and the Series A Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Series A Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Guarantee." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Series A Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Series A Preferred Securities (except to the extent paid by Hartford Life Capital I), as and when due, regardless of any defense, right of set-off or counterclaim which Hartford Life Capital I may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Series A Preferred Securities, to the extent Hartford Life Capital I has funds available therefor, and (ii) the redemption price of $25 per Series A Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent Hartford Life Capital I has funds available therefor, with respect to any Series A Preferred Securities called for redemption by Hartford Life Capital I, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of Hartford Life Capital I (other than in connection with the distribution of Series A Junior Subordinated Debt Securities to the holders of Series A Preferred Securities or the redemption of all of the Series A Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Series A Preferred Securities to the date of payment or (b) the amount of assets of Hartford Life Capital I remaining for distribution to holders of the Series A Preferred Securities in liquidation of Hartford Life Capital I. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Series A Preferred Securities or by causing Hartford Life Capital I to pay such amounts to such holders.

     The Guarantee will be a guarantee on a subordinated basis with respect to the Series A Preferred Securities from the time of issuance of the Series A Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of Hartford Life Capital I, except to the extent Hartford Life Capital I shall have funds available therefor. If the Company does not make interest payments on the Series A Junior Subordinated Debt Securities, Hartford Life Capital I will not pay distributions on the Series A Preferred Securities and will not have funds available therefor. See "Description of the Series A Junior Subordinated Debt Securities." The Company has through the Guarantee, the Series A Junior Subordinated Debt Securities, the Subordinated Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed the obligations of the Company under the Series A Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Series A Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) distributions of rights under any shareholders rights plan adopted by the Company) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Series A Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Series A Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Series A Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Series A Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Series A Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Hartford Life Capital I, the Guarantee Trustee or any other person or entity. A holder of Series A Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first
(i) directing the Guarantee Trustee to enforce the terms of the Guarantee or
(ii) instituting a legal proceeding against Hartford Life Capital I or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Series A Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the Series A Preferred Securities upon full payment of the Redemption Price of all Series A Preferred Securities, upon distribution of the Series A Junior Subordinated Debt Securities to the holders of the Series A Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of Hartford Life Capital I. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Series A Preferred Securities must restore payment of any sums paid under the Series A Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including Senior Indebtedness, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's common stock. The terms of the Series A Preferred Securities provide that each holder of Series A Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        RELATIONSHIP AMONG THE SERIES A
                       PREFERRED SECURITIES, THE SERIES A
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of Hartford Life Capital I is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Hartford Life Capital I, and to invest the proceeds from such issuance and sale in the Series A Junior Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Series A Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Series A Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Series A Preferred Securities; (iii) pursuant to the Subordinated Indenture, the Company shall pay, and Hartford Life Capital I shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of Hartford Life Capital I other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Hartford Life Capital I Trustees shall not cause or permit Hartford Life Capital I to, among other things, engage in any activity that is not consistent with the purposes of Hartford Life Capital I.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Series A Preferred Securities (to the extent funds therefor are available) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee" in the accompanying Prospectus. If the Company does not make interest payments on the Series A Junior Subordinated Debt Securities purchased by Hartford Life Capital I, it is expected that Hartford Life Capital I will not have sufficient funds to pay distributions on the Series A Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Series A Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until Hartford Life Capital I has sufficient funds for the payment of such distributions.

     The Company has through the Guarantee, the Series A Junior Subordinated Debt Securities, the Subordinated Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed the obligations of the Company under the Series A Preferred Securities.

     If the Company fails to make interest or other payments on the Series A Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Series A Preferred Securities, using the procedures described in "Description of the Series A Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Series A Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Series A Junior Subordinated Debt Securities, any holder of Series A Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Series A Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Series A Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Series A Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Series A Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Series A Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Series A Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Series A Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Series A Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Hartford Life Capital I. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Series A Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Series A Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Series A Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Hartford Life Capital I, the Guarantee Trustee, or any other person or entity. A holder of Series A Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first
(i) directing the Guarantee Trustee to enforce the terms of the Guarantee or
(ii) instituting a legal proceeding against Hartford Life Capital I or any other person or entity.

     The Company and Hartford Life Capital I believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Series A Preferred Securities. See "Description of Guarantee -- General."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of Series A Preferred Securities by a beneficial owner acquiring Series A Preferred Securities on their original issue at their original offering price who is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust, in each case holding Series A Preferred Securities as a capital asset (for purposes of this summary, a "U.S. Holder"). The statements of law or legal conclusion set forth in this summary constitute the opinion of Debevoise & Plimpton, special counsel to the Company and Hartford Life Capital I.

     This summary does not address potential tax considerations applicable to a prospective purchaser that is not a U.S. Holder. Prospective investors in the Series A Preferred Securities that are not U.S. Holders are urged to consult their tax advisors.

     This summary does not purport to address all potential tax consequences that may be applicable to a beneficial owner of a Series A Preferred Security, and is not intended to be wholly applicable to all categories of U.S. Holders (including, for example, banks, insurance companies, tax-exempt organizations and dealers in securities or currencies), or to persons that will hold Series A Preferred Securities as a part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes or whose functional currency is not the United States dollar. In addition, it does not include any description of any alternative minimum tax consequences or the laws of any state or local government that may be applicable to the Series A Preferred Securities. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations), Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of a Series A Preferred Security. These authorities are subject to various interpretations and it is therefore possible that the United States federal income tax treatment of the Series A Preferred Securities may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF HARTFORD LIFE CAPITAL I

     In connection with the issuance of the Series A Preferred Securities, Debevoise & Plimpton will render its opinion to the effect that, under current law and assuming compliance with the terms of the Declaration (and certain other documents) and based on certain assumptions described in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, each U.S. Holder will be treated as owning an undivided beneficial interest in the Series A Junior Subordinated Debt Securities and will take into account its pro rata share of the interest income accrued with respect to the Series A Junior Subordinated Debt Securities whether or not actually distributed. Any amount included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Series A Preferred Securities, and the amount of distributions to a U.S. Holder will reduce such U.S. Holder's tax basis in its Series A Preferred Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the terms of the Subordinated Indenture, the Company has the right to defer the payment of interest on the Series A Junior Subordinated Debt Securities for up to 20 consecutive quarters (each, an "Extension Period"); provided, that no Extension Period may extend beyond the maturity of the Series A Junior Subordinated Debt Securities. The existence of the Company's option to extend the interest payment period could cause the Series A Junior Subordinated Debt Securities to be subject to the original issue discount ("OID") rules for United States federal income tax purposes. The Company, however, believes, and intends to take the position, that, as of the issue date, the terms and conditions of the Series A Junior Subordinated Debt Securities (in particular the restrictions on the Company's ability to pay dividends during an Extension Period) make the likelihood that the Company would elect to defer the payment of interest a "remote" contingency for these purposes. As a result, the Series A Junior Subordinated Debt Securities should not be subject to the OID rules unless the Company exercises its option to extend the interest payment period. Unless and until the Company exercises its option, a U.S. Holder generally should include stated interest in income as ordinary income when paid to the Trust or accrued, in accordance with such U.S. Holder's regular method of accounting.

     If the Company were to exercise its option to defer payments of interest, the Series A Junior Subordinated Debt Securities would at that time be treated, solely for purposes of the OID rules, as reissued with OID. In such event, all of a U.S. Holder's taxable interest income with respect to the Series A Junior

Subordinated Debt Securities would thereafter be accounted for on an economic accrual basis regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income daily even though the Company would not make actual cash payments during an Extension Period.

     The IRS could take the position that the likelihood the Company would exercise its right to defer payments of interest is not a "remote" contingency for purposes of the OID rules, in which case U.S. Holders would be required to accrue OID on the Series A Junior Subordinated Debt Securities on an economic accrual basis under the OID rules described in the preceding paragraph.

     Corporate U.S. Holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Preferred Securities.

DISTRIBUTION OF SERIES A JUNIOR SUBORDINATED DEBT SECURITIES TO U.S. HOLDERS OF SERIES A PREFERRED SECURITIES

     The Company will have the right at any time to liquidate the Trust and cause the Series A Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. Under current law, such distribution would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate tax basis in the Series A Junior Subordinated Debt Securities received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Series A Preferred Securities surrendered therefor, and the holding period of such Series A Junior Subordinated Debt Securities would include the period during which such U.S. Holder had held the Series A Preferred Securities. A U.S. Holder will continue to include interest (or OID) in respect of Series A Junior Subordinated Debt Securities received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized by a U.S. Holder on a sale or redemption of the Series A Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized by the U.S. Holder on the sale or redemption (except to the extent that such amount realized is attributable to accrued interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the Series A Preferred Securities sold or so redeemed. Gain or loss recognized by a U.S. Holder on Series A Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss. In the case of U.S. Holders that are individuals, long-term capital gains are taxed at a lower rate if the U.S. Holder held the Series A Preferred Securities for more than 18 months.

     The Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Junior Subordinated Debt Securities. A U.S. Holder who disposes of Series A Preferred Securities between record dates for payments of distributions will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Series A Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Series A Junior Subordinated Debt Securities deemed disposed of. Similarly, should the Company exercise its option to defer interest payments on the Series A Junior Subordinated Debt Securities, a holder would be required to include as ordinary income the accrued OID through the date of disposition and add such amount to its adjusted basis in the Series A Preferred Securities disposed of. Such U.S. Holder generally will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest or OID) is less than the U.S. Holder's adjusted tax basis (which will include accrued but unpaid interest and OID, if any). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LAW CHANGES

     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years (earlier proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years) and if such debt instrument is not reflected as indebtedness on such issuer's consolidated balance sheet. As of the date hereof, no such proposal is pending. However, in the event similar tax law changes were proposed and enacted in the future and applied retroactively to the Series A Junior Subordinated Debt Securities, such changes could give rise to a Tax Event, which would permit the Company to cause a redemption of the Series A Junior Subordinated Debt Securities and of the related Trust Securities, as described more fully under "Description of the Series A Preferred Securities -- Special Event Redemption."

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     In general, information reporting requirements on Form 1099 will apply to payments on the Series A Preferred Securities to non-corporate U.S. Holders and "backup withholding" at a rate of 31% may apply to such payments if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (an "ERISA Plan") should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Series A Preferred Securities of the Trust. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

     Under such Regulation, for purposes of ERISA and section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase Series A Preferred Securities of the Trust if the Series A Preferred Securities of the Trust were considered to be equity interests in the Trust and no exception to plan asset status were applicable under the Regulation. An "equity interest" is defined under the Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Series A Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Preferred Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions of this exception.

     If the assets of the Trust were determined under ERISA or the Code to be "plan assets" of Plans holding Series A Preferred Securities, fiduciaries of such Plans might under certain circumstances be subject to liability for actions taken by the Trust. Moreover, fiduciaries with responsibilities to Plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the Trustees of the

Trust in violation of ERISA. If this were the case, an investment in Series A Preferred Securities of the Trust by a Plan might constitute, or in the course of the operation of the Trust give rise to, a prohibited transaction under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to the Company would be considered to have occurred under ERISA and the Code.

     In addition, the Company might be considered a "party in interest" or "disqualified person" with respect to certain Plans for reasons unrelated to the operation of the Trust, e.g., because of the provision of services by the Company or an affiliate to the Plan. A purchase of Series A Preferred Securities of the Trust by any such Plan would be likely to result in a prohibited transaction, as a prohibited extension of credit to the Company by the Plan, without regard to whether the assets of the Trust constitute plan assets of any Plan.

     Because of the possibility that a prohibited transaction could occur as a result of the purchase or holding of the Series A Preferred Securities of the Trust by a Plan, the Series A Preferred Securities of the Trust may be not purchased or held by any Plan or any person investing "plan assets" of any Plan, in either case, with respect to which the Company is a "party in interest" or "disqualified person," unless such purchase or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified asset managers), or pursuant to any other available applicable exemptive relief. Any purchaser of the Series A Preferred Securities of the Trust or any interest therein, in either case, with respect to which the Company is a "party in interest" or "disqualified person," will be deemed to have represented to the Trust and the Company that either (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Series A Preferred Securities of the Trust (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or pursuant to any other available applicable exemptive relief.

     An exception from the above rules may be available under the Regulation for investments by Plans in certain publicly-registered securities. In order to qualify for this exception, the securities in question must be: (i) freely transferable; (ii) owned by at least 100 investors independent of the issuer and of one another; and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Securities Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the issuer's fiscal year during which the offering occurred.

     It is currently anticipated that the Series A Preferred Securities will be "freely transferable" for purposes of the above-referred exception, and will be owned by at least 100 investors independent of the issuer and of one another. Finally, no Series A Preferred Securities will be sold except pursuant to an effective registration statement under the Securities Act, and it is intended that the required filings under the Securities Exchange Act will be made for purposes of the above-referred exception. Therefore, the Trust should qualify for the exception, so that the Trust assets should not be "plan assets" of any Plan, and the Trust's underlying assets should not be treated as "plan assets" of Plan investors for purposes of determining whether any prohibited transaction has occurred.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of Series A Preferred Securities of the Trust with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of Series A Preferred Securities of the Trust and the availability of exemptive relief under the class exemptions listed above. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in Harris Trust have also been the subject of legislative action, and have been addressed in proposed regulations issued by the U.S. Department of Labor in December 1997.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement dated June 24, 1998 (the "Underwriting Agreement"), each Underwriter named below (the "Underwriters"), for whom Smith Barney Inc., A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated are acting as Representatives (the "Representatives"), has severally agreed to purchase from Hartford Life Capital I, and Hartford Life Capital I has agreed to sell to such Underwriter, the number of Series A Preferred Securities set forth opposite the name of such Underwriter below.

                                                                NUMBER OF
                                                                PREFERRED
                        UNDERWRITERS                            SECURITIES
                        ------------                            ----------
Smith Barney Inc............................................     1,951,250
A.G. Edwards & Sons, Inc....................................     1,951,250
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................     1,951,250
PaineWebber Incorporated....................................     1,951,250
Bear Stearns & Co...........................................       100,000
J.C. Bradford & Co..........................................       100,000
BT Alex. Brown Incorporated.................................       100,000
CIBC Oppenheimer Corp.......................................       100,000
Credit Suisse First Boston Corporation......................       100,000
Dain Rauscher Wessels.......................................       100,000
Donaldson Lufkin & Jenrette Securities Corporation..........       100,000
EVEREN Securities, Inc. ....................................       100,000
Goldman, Sachs & Co.........................................       100,000
Janney Montgomery Scott Inc.................................       100,000
Legg Mason Wood Walker, Incorporated........................       100,000
J.P. Morgan Securities Inc..................................       100,000
Piper Jaffray Inc...........................................       100,000
Prudential Securities Incorporated..........................       100,000
Raymond James & Associates, Inc. ...........................       100,000
The Robinson-Humphrey Company, LLC..........................       100,000
Wheat, First Securities, Inc. ..............................       100,000
Advest, Inc.................................................        45,000
Cowen & Company.............................................        45,000
Fahenstock & Co. Inc........................................        45,000
Fidelity Capital Markets -- a division of National Financial
  Services Corporation......................................        45,000
Gibraltar Securities Co. ...................................        45,000
Gruntal & Co., L.L.C........................................        45,000
McDonald & Company Securities, Inc..........................        45,000
McGinn, Smith & Co., Inc....................................        45,000
Morgan Keegan & Company, Inc. ..............................        45,000
Olde Discount Corporation...................................        45,000
Roney & Co LLC..............................................        45,000
                                                                ----------
          Total.............................................    10,000,000
                                                                ==========

     The Underwriters are obligated to take and pay for the total number of Series A Preferred Securities offered hereby if any such Series A Preferred Securities are purchased. In the event of default by any

Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriting Agreement provides that Hartford Life Capital I and the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof.

     Hartford Life Capital I and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 30 days after the closing date for the purchase of the Series A Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or of Hartford Life Capital I, in each case that are substantially similar to the Series A Preferred Securities, or any securities convertible into or exchangeable for the Series A Preferred Securities or such substantially similar securities of either Hartford Life Capital I or the Company, except preferred securities offered pursuant to the accompanying Prospectus, without the prior written consent of Smith Barney Inc.

     In view of the fact that the proceeds of the sale of the Series A Preferred Securities will ultimately be used to purchase the Series A Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters $0.7875 per Series A Preferred Security for the accounts of the several Underwriters ($7,875,000 in the aggregate).

     The Underwriters propose to offer the Series A Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of $0.50 per Series A Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.35 per Series A Preferred Security to certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives of the Underwriters.

     Application for listing of the Series A Preferred Securities on the New York Stock Exchange has been made. If approved for listing, trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series A Preferred Securities.

     In order to facilitate the offering of the Series A Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series A Preferred Securities. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Series A Preferred Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Series A Preferred Securities, the Underwriters may bid for, and purchase, the Series A Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Series A Preferred Securities in the offering, if the syndicate repurchases previously distributed Series A Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series A Preferred Securities above independent market levels. The Underwriters are not required to engage in those activities, and if commenced, may end any of these activities at any time.

     Certain of the Underwriters and their affiliates have in the past provided, and may in the future provide, investment and/or commercial banking services to the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Series A Preferred Securities, the Series A Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company by Lynda Godkin, Vice-President and General Counsel of Hartford Life, and by Debevoise & Plimpton, New York, New York. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain matters of Delaware law relating to the validity of the Series A Preferred Securities will be passed upon on behalf of Hartford Life Capital I and the Company by Richards, Layton & Finger, P.A., Special Delaware Counsel.

PROSPECTUS
                              HARTFORD LIFE, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                            HARTFORD LIFE CAPITAL I
                            HARTFORD LIFE CAPITAL II
                           HARTFORD LIFE CAPITAL III
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                              HARTFORD LIFE, INC.
[HARTFORD LOGO]
HARTFORD LIFE

    Hartford Life, Inc., a Delaware corporation ("Hartford Life"), may from time to time offer together or separately its (a) debt securities, in one or more series, which may be either Senior Debt Securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities", including the Junior Subordinated Debt Securities (as defined below) and, together with the Senior Debt Securities, the "Debt Securities") consisting of debentures, notes or other evidences of indebtedness, (b) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), (c) shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock"), (d) warrants to purchase any of the foregoing Debt Securities, Preferred Stock or Class A Common Stock which may be designated by Hartford Life at the time of the offering thereof (the "Warrants"), (e) Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase Preferred Stock or Class A Common Stock, (f) Stock Purchase Units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities, preferred securities of a Trust (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Preferred Stock or Class A Common Stock under the Stock Purchase Contract, and (g) junior subordinated deferrable interest debentures, in one or more series (the "Junior Subordinated Debt Securities"), in each case in amounts, at prices and on terms to be determined at the time or times of offering.

    Hartford Life Capital I, Hartford Life Capital II and Hartford Life Capital III, each a trust created under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), may severally offer, from time to time, its respective preferred securities, which may be designated as preferred securities or capital securities representing preferred undivided beneficial interests in the assets of each of the Trusts (the "Preferred Securities"). The Debt Securities, Preferred Stock, Class A Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Junior Subordinated Debt Securities and Preferred Securities are referred to herein collectively as the "Offered Securities". The aggregate initial public offering price of the securities to be offered by this Prospectus shall not exceed $1,000,000,000.

    Hartford Life will be the owner of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") of each Trust. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds of the Trusts, are irrevocably guaranteed by Hartford Life to the extent described herein (the "Guarantees"). See "Description of Guarantee". The obligations of Hartford Life under the Guarantees will rank subordinate and junior in right of payment to all other liabilities of Hartford Life and pari passu with the most senior preferred or preference stock now or hereafter issued by Hartford Life and with any guarantee now or hereafter entered into by Hartford Life in respect of any preferred or preference stock of Hartford Life. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms corresponding to the terms of such Preferred Securities. The Corresponding Junior Subordinated Debt Securities will be the sole assets of each Trust and payments thereunder will be the only revenue of each Trust. To the extent set forth in the accompanying Prospectus Supplement, Hartford Life may redeem the Corresponding Junior Subordinated Debt Securities and
                            (continued on next page)
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE 24, 1998.

                                                  (Continued from previous page)

cause the redemption of the Trust Securities or may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interest in the Trust.

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of the Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, ranking as senior or subordinated, the right of Hartford Life, if any, to defer interest payments and the maximum length of any such deferral period, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (c) in the case of Class A Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms, (d) in the case of Warrants, the duration, purchase price, exercise price and detachability of such Warrants and a description of the securities for which each Warrant is exercisable, (e) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share, (f) in the case of Stock Purchase Contracts, the designation and number of shares of Preferred Stock or Class A Common Stock issuable thereunder, the purchase price of the Preferred Stock or Class A Common Stock, the date or dates on which the Preferred Stock or Class A Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by Hartford Life to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (g) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities, Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (h) in the case of the Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable interest sinking fund provisions, the right of Hartford Life, if any, to defer interest payments and the maximum length of any such deferral period, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (i) in the case of the Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, distribution rate or method of calculating such rate, the right of the related trust, if any, to defer distribution payments and the maximum length of any such deferral period, place or places where distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities.

    The Debt Securities will be unsecured. Unless otherwise specified in an applicable Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of Hartford Life. The Subordinated Debt Securities and the Junior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as defined herein) of Hartford Life to the extent described herein and in the applicable Prospectus Supplement relating thereto. As a non-operating holding company, substantially all of the assets of Hartford Life and its consolidated subsidiaries are owned by such subsidiaries and Hartford Life relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal, interest and related expenses on its outstanding debt obligations. Accordingly, the Debt Securities and Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's subsidiaries, including liabilities under contracts of insurance and annuities written by Hartford Life's insurance subsidiaries, and holders thereof should look only to the assets of Hartford Life for payments of interest and principal and premium, if any.

    Hartford Life's Class A Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "HLI".

    The Offered Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange. If the Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Offered Securities.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Hartford Life or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer to sell any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.
                            ------------------------

     State insurance holding company laws and regulations applicable to Hartford Life generally provide that no person may acquire control of Hartford Life, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of Hartford Life's common stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                             AVAILABLE INFORMATION

     Hartford Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as Hartford Life that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, such reports, proxy statements and other information concerning Hartford Life can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Hartford Life has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Hartford Life and the Offered Securities, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                           FORWARD LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of Hartford Life. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) The Hartford's (as defined herein) control of Hartford Life through its beneficial ownership of approximately 95.6% of the combined voting power of all the outstanding common stock and approximately 81.4% of the economic interest in Hartford Life; (ii) Hartford Life's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of Hartford Life's subsidiaries to pay such dividends; (iii) the potential impact on Hartford Life's reported net income that could result from the adoption of certain accounting standards by the Financial Accounting Standards Board; (iv) tax law changes impacting the tax treatment of life insurance and investment products;
(v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to develop multiple distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (ix) loss of key executives;
(x) changes in interest rates causing a reduction of investment income or reduction in the value of Hartford Life's investment portfolio; (xi) general economic and business conditions which are less favorable than expected; (xii) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical organizations; (xiii) inaccuracies in assumptions regarding future morbidity, persistency, mortality and interest rates used in calculating reserve amounts; and (xiv) failure to continue improvement of the claims management process.

                       FINANCIAL STATEMENTS OF THE TRUSTS

     No separate financial statements of any of the Trusts have been included herein. Hartford Life does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly by Hartford Life, a reporting company under the Exchange Act, (ii) each of the Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities issued by Hartford Life, and (iii) Hartford Life's obligations described herein and in any accompanying Prospectus Supplement under the Declaration of each Trust, the Guarantee issued with respect to the Preferred Securities issued by that Trust, the Corresponding Junior Subordinated Debt Securities purchased by that Trust and the related Subordinated Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities" and "Description of Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Hartford Life with the Commission are incorporated into this Prospectus by reference:

          1. Hartford Life's Annual Report on Form 10-K for the year ended December 31, 1997; and

          2. Hartford Life's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     Each document or report filed by Hartford Life pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Hartford Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, Attention: Investor Relations Department (telephone: 860-843-7716).

                              HARTFORD LIFE, INC.

     Hartford Life is a leading insurance and financial services company that, through its consolidated subsidiaries, provides (i) annuity products such as individual variable annuities and fixed market value adjusted ("MVA") annuities, deferred compensation plan services and mutual funds for savings and retirement needs to over 1 million customers, (ii) life insurance for income protection and estate planning to approximately 500,000 customers and (iii) employee benefits products such as group life and group disability insurance for the benefit of over 15 million individuals. Hartford Life is a holding company formed in December 1996, which holds virtually all the investment products, individual life insurance and employee benefits operations of The Hartford Financial Services Group, Inc. (formerly known as ITT Hartford Group, Inc.) ("The Hartford"). Hartford Life is a direct subsidiary of Hartford Accident and Indemnity Company and an indirect subsidiary of The Hartford. The Hartford is among the largest domestic and international providers of commercial property-casualty insurance, property-casualty reinsurance and personal lines (including homeowners and auto) coverages. On December 19, 1995, ITT Industries, Inc. (formerly ITT Corporation) ("ITT") distributed all the outstanding shares of capital stock of The Hartford to ITT stockholders of record on such date (the transactions relating to such distribution are referred to herein as the "ITT Spin-Off"). As a result of the ITT Spin-Off, The Hartford became an independent publicly traded company.

     As a holding company with no significant business operations of its own, Hartford Life relies on dividends from its subsidiaries, which are primarily domiciled in the State of Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of and premium, if any, and interest on debt obligations of Hartford Life, and the payment of dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled life insurers is limited under the insurance holding company laws of Connecticut, which require notice to and approval by the Connecticut Insurance Commissioner for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net gain from operations for the twelve-month period ending on the December 31 last preceding, in each case determined under statutory insurance accounting practices. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer's earned surplus, it requires the approval of the Connecticut Insurance Commissioner.

     Hartford Life is a Delaware corporation. Hartford Life's principal executive offices are located at 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                           CERTAIN PROVISIONS OF THE
                        CERTIFICATE OF INCORPORATION AND
                            BY-LAWS OF HARTFORD LIFE

TRANSACTIONS WITH INTERESTED PARTIES

     Hartford Life's Certificate of Incorporation includes certain provisions addressing potential conflicts of interest between Hartford Life and The Hartford and regulating and defining the conduct of certain affairs of Hartford Life as they may involve The Hartford and its subsidiaries, directors and officers. The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) between Hartford Life and The Hartford or any of its subsidiaries (other than Hartford Life and its subsidiaries) or between Hartford Life and any entity in which any of Hartford Life's directors has a financial interest (a "Related Entity"), or between Hartford Life and any director or officer of Hartford Life, The Hartford or any subsidiary of Hartford Life or The Hartford or any Related Entity will be void or voidable for the reason that The Hartford or any subsidiary thereof, Related Entity or any director or officer of Hartford Life, The Hartford or any subsidiary of Hartford Life or The Hartford or any Related Entity is a party thereto, or because any such director or officer is present at, participates in or votes at a meeting of the Board of Directors or a committee thereof which authorizes such contract, agreements, arrangement or transaction (or amendment, modification or termination thereof), if:

          (i) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof that authorizes such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) and the Board of Directors or such committee in good faith authorizes, approves or ratifies such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) by the affirmative vote of a majority of the Disinterested Directors (as defined below), even though the number of Disinterested Directors voting may be less than a quorum;

          (ii) the material facts as to such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) are disclosed or are known to the holders of Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is specifically approved or ratified in good faith by a majority of the votes entitled to be cast by all then outstanding shares of Common Stock present in person or represented by proxy and not owned by The Hartford or any subsidiary thereof or a Related Entity, as the case may be; or

          (iii) such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) is fair to Hartford Life at the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of Hartford Life.

     For purposes hereof, "Disinterested Directors" means the directors of Hartford Life who are not (i) officers of either Hartford Life or The Hartford or any of their respective subsidiaries or (ii) directors of The Hartford or any subsidiary thereof (other than Hartford Life).

CORPORATE OPPORTUNITIES

     The Certificate of Incorporation further provides that, subject to any contract to which Hartford Life is a party and subject to applicable law, The Hartford or any subsidiary thereof (other than Hartford Life and any subsidiary thereof) will have the right to: (i) engage in the same or similar business activities or lines of business as Hartford Life or any subsidiary thereof; (ii) do business with any client or customer of Hartford Life or any subsidiary thereof; and (iii) employ or otherwise engage any officer or employee of Hartford Life or any subsidiary thereof. In addition, in the event that The Hartford or any of its subsidiaries (other than Hartford Life and its subsidiaries) or Hartford Life or any of its subsidiaries acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both The Hartford and Hartford Life, such person shall have no duty, other than pursuant to the laws of the State of Delaware, to communicate or present such corporate opportunity to Hartford Life or The Hartford, as applicable.

CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     Until The Hartford ceases to beneficially own, directly or indirectly, more than 20% of the number of outstanding shares of Common Stock, the Certificate of Incorporation requires the affirmative vote of the holders of 80% or more of the combined voting power of the Common Stock then outstanding, voting together as a single class, to alter, amend or repeal, or adopt any provision of the Certificate of Incorporation which is inconsistent with, any provision of the Certificate of Incorporation (whether directly or indirectly through any merger of Hartford Life with any other entity) relating to transactions with interested parties and corporate opportunities (each as described above), as well as the provision requiring such 80% vote to effect such an alteration, amendment, repeal or adoption. Thereafter, under the General Corporation Law of the State of Delaware (the "DGCL"), an affirmative vote of 50% or more of the combined voting power of the Common Stock then outstanding would be required to effect such an alteration, amendment, repeal or adoption. Accordingly, so long as The Hartford beneficially owns more than 20% of the number of outstanding shares of Common Stock, it can prevent any such alteration, amendment, repeal or adoption.

     In addition, the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the combined voting power of all the then outstanding shares of Common Stock, voting together as a single class, to alter, amend or repeal, or adopt any provision of the Certificate of Incorporation (whether directly or indirectly through any merger of Hartford Life with any other entity) which is inconsistent with, any provision of the Certificate of Incorporation relating to the classification of the Board of Directors, the filling of vacancies on the Board of Directors, the prohibition on the taking of actions by stockholders by written consent in lieu of a meeting and the calling of a special meeting of stockholders, as well as the provision requiring such an 80% vote to effect such an alteration, amendment, repeal or adoption.

POTENTIAL LIMITS ON CHANGE OF CONTROL

     Certain provisions of the Certificate of Incorporation and By-laws may delay, defer or prevent a tender offer, proxy contest or other takeover attempt involving Hartford Life. It is believed that such provisions will enable Hartford Life to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of Hartford Life and its stockholders. In addition, these provisions also are intended to ensure that the Board of Directors will have sufficient time to act in what the Board of Directors believes to be in the best interests of Hartford Life and its stockholders. However, such provisions could have the effect of making it more difficult for a third party to undertake, or discouraging a third party from undertaking, an unsolicited takeover bid or otherwise attempting to obtain control of Hartford Life or the Board of Directors, although such proposals, if made, might be considered desirable by a majority of Hartford Life's stockholders. Such provisions also may have the effect of making it more difficult for third parties to cause the replacement of the current management of Hartford Life without the concurrence of the Board of Directors. These provisions include (i) the availability of shares of Preferred Stock for issuance from time to time, and with such voting rights and other designations as may be determined, at the discretion of the Board of Directors; (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting; (iii) the classification of the Board of Directors into three classes, each of which will serve for different three-year periods; (iv) a requirement, pursuant to Section 141 of the DGCL, that, due to the classification of the Board of Directors, directors of Hartford Life may only be removed for cause; (v) a requirement that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding; (vi) requirements for advance notice for raising business or making nominations at stockholders' meetings; and (vii) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships. The Hartford, as owner of more than 80% of the combined voting power of all classes of voting stock, could sell or otherwise dispose of a substantial portion of its holdings and still be able to block any tender offer, proxy contest or other takeover attempt by any third party and certain other material transactions and matters.

LIMITATION ON LIABILITY

     To the fullest extent permitted by applicable law as then in effect, no director of Hartford Life shall be personally liable to Hartford Life or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Hartford Life or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation should have no effect on the availability of equitable remedies such as an injunction or recession based on a director's breach of his or her duty of care and does not eliminate or limit a director's liability arising in connection with causes of action brought under the federal securities laws. This provision, however, may discourage or deter stockholders or management from bringing a lawsuit against a director for a breach of his or her fiduciary duty, though such an action, if successful, might otherwise have benefited Hartford Life and its stockholders.

     The By-laws provide that Hartford Life, to the fullest extent permitted by applicable law as then in effect, will indemnify any person who was or is involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, by reason of the fact that such person was or is a director, officer, employee or agent of Hartford Life or was or is serving at the request of Hartford Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such investigation, claim, action, suit or proceeding. To receive such indemnification under the DGCL as currently in effect, such a person must have been successful in such investigation, claim, action, suit or proceeding or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Hartford Life.

DELAWARE STATUTE

     Hartford Life is a Delaware corporation subject to Section 203 of the DGCL.
Section 203 provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination, including mergers or consolidations or acquisitions of assets or additional shares of the corporation, with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless
(i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in
Section 203 of the DGCL, an "interested stockholder" is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances,
Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for the above-referenced three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. By virtue of its beneficial ownership of the Class B Common Stock, The Hartford is in a position to elect to exclude Hartford Life from the restrictions under Section 203 of the DGCL, although it currently has no intention to do so.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although the Certificate of Incorporation and By-laws of Hartford Life do not contain any provision restricting ownership as a result of the application of various state insurance laws, such laws will be a significant deterrent to any person interested in acquiring control of Hartford Life. The insurance holding company laws of each of the jurisdictions in which Hartford Life's insurance subsidiaries are incorporated or commercially domiciled (as well as state corporation laws) govern any acquisition of control of such insurance subsidiaries or of Hartford Life. In general, such laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless such person or entity has received the prior approval of the insurance regulatory authorities. Such acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of Hartford Life's outstanding Common Stock unless the applicable insurance regulatory authorities determine otherwise.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of June 3, 1998, executed by Hartford Life, as sponsor (the "Sponsor") of such Trust, and the trustees of such Trust named therein (as described below), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 4, 1998. Each declaration will be amended and restated in its entirety (as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities of a Trust, the purchasers thereof will own all of the Preferred Securities for that Trust. Hartford Life will, directly or indirectly, acquire the Common Securities in aggregate liquidation amount equal to 3% of the total capitalization of each Trust. The Trusts exist for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trusts, (ii) investing the gross proceeds of the Trust Securities in the Corresponding Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

     Each Trust has a term of approximately 55 years but may dissolve earlier, as provided in the Declaration. Each Trust's business and affairs are conducted by its trustees, each appointed by Hartford Life as holder of the Common Securities. Pursuant to each Declaration, the number of trustees of each Trust will be four: Wilmington Trust Company, a Delaware banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee") and as institutional trustee (the "Institutional Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Delaware Trustee and the Institutional Trustee, the "Hartford Life Capital Trustees") who are employees or officers of, or who are affiliated with, Hartford Life. The Institutional Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. Wilmington Trust Company will also act as Trust Indenture Act trustee (the "Guarantee Trustee") under the Guarantee, and as Trust Indenture Act trustee (the "Subordinated Indenture Trustee") under the Subordinated Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities are issued. See "Description of Guarantee" and "Description of Debt Securities."

     The Institutional Trustee will hold title to the Corresponding Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Hartford Life, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Hartford Life Capital Trustee and to increase or decrease the number of Hartford Life Capital Trustees. Hartford Life will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

     The principal place of business of each Trust shall be c/o Hartford Life, Inc., 200 Hopmeadow Street, Simsbury, Connecticut 06089, and its telephone number is (860) 843-7716.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, Hartford Life intends to use the net proceeds from the sale of Debt Securities, Preferred Stock, Class A Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Junior Subordinated Debt Securities for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement; and each Trust will use the net proceeds from the sale of its Preferred Securities to invest in Corresponding Junior Subordinated Debt Securities of Hartford Life. A more detailed description of the use of proceeds of any specific offering of Offered Securities will be set forth in the Prospectus Supplement pertaining to such offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and Preferred Stock dividends for Hartford Life and its consolidated subsidiaries for the periods indicated:

                                                                                        FOR THE
                                                                                         THREE
                                                                                         MONTHS
                                                                                         ENDED
                                                FOR THE YEAR ENDED DECEMBER 31,        MARCH 31,
                                              ------------------------------------    ------------
                                              1993    1994    1995    1996    1997    1997    1998
                                              ----    ----    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges..........  7.1     7.0     6.3     1.5     8.2     6.5     9.6
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends.............  7.1     7.0     6.3     1.5     8.2     6.5     9.6

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense and an imputed interest component for rental expense. There were no shares of Preferred Stock outstanding during the periods included above.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of May 19, 1997, as supplemented from time to time (as so supplemented, the "Senior Indenture"), between Hartford Life and Citibank, N.A., as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), to be entered into between Hartford Life and Wilmington Trust Company (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Indenture Trustees"). Copies of the Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act. Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of Hartford Life. The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated obligations of Hartford Life. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness (as defined below) of Hartford Life. See "-- Subordination under the Subordinated Indenture." The Indentures are substantially identical except for the provisions contained in the Subordinated Indenture relating to subordination and certain covenants contained in the Senior Indenture only, including the limitation on incurring certain liens. As a holding company with no significant business operations of its own, most of the operating assets of Hartford Life and its consolidated subsidiaries are owned by such subsidiaries and Hartford Life relies on dividends from such Subsidiaries to meet its obligations for payment of principal of and premium, if any, and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's Subsidiaries, and holders of Debt Securities should look only to the assets of Hartford Life for payments on the Debt Securities. The payment of dividends by Hartford Life's insurance company subsidiaries, is limited under the insurance holding company laws of the states in which such subsidiaries are incorporated or commercially domiciled. The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of secured or other unsecured debt of Hartford Life, whether under either of the Indentures, any other indenture that Hartford Life may enter into in the future or otherwise. See "-- Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Debt Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of Hartford Life's Board of Directors or a committee thereof and set forth in an Officer's Certificate.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities: (1) the title of the Debt Securities and the classification as senior or subordinated; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of Hartford Life to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Hartford Life in respect of the Debt Securities and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of Hartford Life; (7) the obligation or the right, if any, of Hartford Life to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of Hartford Life specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration or acceleration of the Maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which such amounts will be determined; (14) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series; (15) subject to the terms described under "Global Debt Securities," whether the Debt Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) in the case of the Subordinated Indenture, the relative degree, if any, to which such Debt Securities of the series shall be senior to or be subordinated to other series of such Debt Securities in right of payment, whether such other series of Debt Securities are outstanding; and (18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 3.01.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations if applicable to any Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 3.02.) Debt Securities of any series will be exchangeable for other Debt Securities of the same issue

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

and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and otherwise having the same terms. (Section 3.05.)

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by Hartford Life for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Hartford Life will appoint the Indenture Trustees as Securities Registrars under the Indentures. (Section 3.05) If a Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by Hartford Life with respect to any series of Debt Securities, Hartford Life may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Hartford Life maintains a transfer agent in each Place of Payment for such series. Hartford Life may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.02.)

     In the event of any redemption, neither Hartford Life nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Securities so selected for redemption, except, in the case of any Debt Securities being redeemed in part, any portion thereof not to be redeemed. (Section 3.05.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Hartford Life anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by Hartford Life if such Debt Securities are offered and sold directly by Hartford Life. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indentures governing such Debt Securities.

     Payments of principal of and premium, if any, and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of Hartford Life, the Indenture Trustee for such Debt Securities, any Paying Agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Hartford Life expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. Hartford Life also expects that payments by Participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by Hartford Life within 90 days, Hartford Life will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, Hartford Life may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Global Debt Securities representing such series of Debt Securities. Further, if Hartford Life so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to Hartford Life, the Indenture Trustee and the Depositary for such Global Debt Security, as described in the applicable Prospectus Supplement, receive individual Debt Securities of such series in exchange for such beneficial interests in a Global Debt Security. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of Individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by Hartford Life in an indenture supplemental to the relevant Indenture, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on Debt Securities will be made at the office of the Indenture Trustee for such Debt Securities in the City of New York, or at an office in a place of payment of such Paying Agent or Paying Agents as Hartford Life may designate from time to time in an applicable Prospectus Supplement, as well as such additional methods of payment as may be specified in an applicable Prospectus Supplement. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. Hartford Life may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, Hartford Life will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Sections 3.01, 3.07 and 10.02.)

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by Hartford Life in trust, for the payment of the principal of and premium, if any, or interest on any Debt Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall (unless otherwise required by applicable law), at the request of Hartford Life, be repaid to Hartford Life or be discharged from such trust and the Holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to Hartford Life for payment thereof. (Section 10.03.)

REDEMPTION

     Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indentures provide that Hartford Life shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined), and no Person shall consolidate with or merge into Hartford Life or convey, transfer or lease its properties and assets substantially as an entirety to Hartford Life, unless
(i) in case Hartford Life consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and such successor corporation expressly assumes Hartford Life's obligations on the Debt Securities issued under the related Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indentures are met. (Sections 8.01 and 8.02.)

LIMITATIONS UPON LIENS

     The Senior Indenture provides that Hartford Life will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien (as defined) upon any Principal Property of Hartford Life or any Restricted Subsidiary or on any shares of stock of any Restricted Subsidiary (whether such Principal Property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the Senior Debt Securities of any series Outstanding (as defined) which are entitled to the benefits of such provision of the Senior Indenture (together with, if Hartford Life shall so determine, any other indebtedness of or indebtedness guaranteed by Hartford Life or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such indebtedness, except that the foregoing restriction shall not apply to (i) Liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property; (iii) Liens securing indebtedness owing by any Restricted Subsidiary to Hartford Life or a wholly owned Restricted Subsidiary; (iv) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with Hartford Life or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by Hartford Life or a Restricted Subsidiary; (v) Liens on property of Hartford Life or a Restricted Subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property; and (vi) any extension, renewal or replacement (or successive extensions, renewals or replace-ments), in whole or in part, of any Lien referred to in the foregoing clauses
(i) to (v), inclusive. Notwithstanding the above, Hartford Life and one or more Restricted Subsidiaries may, without securing the Senior Debt Securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto, the aggregate amount of such indebtedness issued pursuant to such exception at such time does not exceed 10% of Consolidated Net Tangible Assets. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation any indebtedness issued, assumed or guaranteed pursuant to clauses (i) through (vi) above. (Section 10.08 of the Senior Indenture.)

  Certain Definitions

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and
(ii) all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Hartford Life and its consolidated Subsidiaries ("Subsidiary" being defined as any corporation where more than 50% of its voting stock is owned by Hartford Life or by another Subsidiary) and prepared in accordance with generally accepted accounting principles. (Section 1.01 of the Senior Indenture.)

     "Principal Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of Hartford Life and its Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to Hartford Life and its consolidated Subsidiaries taken as a whole. (Section 1.01 of the Senior Indenture.)

     "Restricted Subsidiary" is defined as any Subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in the property casualty or life insurance business; provided, however, that no Subsidiary shall be a Restricted Subsidiary (i) if the total assets of such Subsidiary are less than 10% of the total assets of Hartford Life and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and Hartford Life and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) if in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of Hartford Life and its Subsidiaries taken as a whole. (Section 1.01.) As of the date of this Prospectus, the Subsidiaries of Hartford Life which meet the definition of Restricted Subsidiaries are the following: Hartford Life Insurance Company, Hartford Life & Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     Modification and amendments of each Indenture may be made by Hartford Life and the Indenture Trustee without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of, any Outstanding Debt Security; (iii) change the Place of Payment, or the coin or currency in which any Outstanding Debt Security or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (v) change the provisions of the Indentures relating to amendments of the Indentures requiring the consent of the affected Holders for waiver of compliance with certain provisions of the Indentures or waiver of past defaults, except to increase the percentage of the Holders whose consent is required. (Section 9.02.)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by Hartford Life with certain restrictive covenants of the relevant Indenture. (Section
10.09 of the Senior Indenture; Section 10.08 of the Subordinated Indenture.) Except in certain circumstances under the Subordinated Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of that series waive any past default under the relevant Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, or any interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 5.13.)

EVENTS OF DEFAULT

     Each Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal or premium, if any, at Maturity; (iii) default in the performance of any other covenant or warranty in the relevant Indenture for 60 days in the case of the Senior Indenture and 90 days in the case of the Subordinated Indenture after written notice thereof; (iv) certain events in bankruptcy, insolvency or reorganization; (v) with respect to Senior Debt Securities only, acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which acceleration or default shall not have been rescinded or annulled within 30 days after notice; or (vi) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 5.01.) Hartford Life is required to furnish the Indenture Trustees annually with a statement as to the fulfillment by Hartford Life of its obligations under the Indenture. (Section 10.06.) Each Indenture provides that the Indenture Trustee may withhold notice to the Holders of the Debt Securities of any default (except in respect of the payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 6.02.)

     If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 10% in the case of the Senior Indenture and 25% in the case of the Subordinated Indenture in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to Hartford Life (and to the Indenture Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration. (Section 5.02.)

     Subject to the provisions of the Indentures relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity and satisfied certain other conditions. (Section 6.03.) Subject to such provisions for the security or indemnification of the Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Debt Securities of that series. (Section 5.12.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and, within 60 days following the receipt of such notice, the Indenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Indenture Trustee shall have failed to institute such proceeding. (Section 5.07.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and subject to Section 3.07, interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a suit for the enforcement of any such payment. (Section 5.08.)

SATISFACTION AND DISCHARGE OF THE INDENTURES

     Each Indenture provides that when, among other things, all Debt Securities not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year and Hartford Life deposits or causes to be deposited with the Indenture Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Indenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to certain surviving rights of the Holders, the rights and obligations of the Indenture Trustee and Hartford Life's obligations to the Indenture Trustee to pay all other sums due pursuant to the Indenture and to provide the Officers' Certificates and Opinions of Counsel described therein), and Hartford Life will be deemed to have satisfied and discharged the Indenture. (Section 4.01.)

DEFEASANCE

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Indenture provides that Hartford Life shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series at any time prior to the Stated Maturity or redemption thereof when (i) Hartford Life has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust, either
(a) sufficient funds to pay and discharge the entire indebtedness on the Debt Securities of such series for the principal and premium, if any, and interest to the Stated Maturity or any redemption date or (b) such amount of Government Obligations (as defined) as will, in the written opinion of independent public accountants delivered to the Indenture Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on the Debt Securities of such series for principal and premium, if any, and interest to the Stated Maturity or any redemption date, (ii) Hartford Life has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series, (iii) Hartford Life has delivered to the Indenture Trustee an officer's certificate and an opinion of counsel to the effect that
(a) Hartford Life has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the applicable Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion confirms that, the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, (iv) Hartford Life has delivered to the Indenture Trustee an opinion of counsel that neither Hartford Life nor the trust held by such Indenture Trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and (v) Hartford Life has delivered to the Indenture Trustee such other Officer's Certificates and Opinions of Counsel as may be required by the Indenture, each stating that all conditions precedent provided for therein relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with. (Section 4.03.)

     With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness shall have occurred and be continuing or no other Event of Default with respect to the Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date it would have become due and payable.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the Subordinated Indenture, Hartford Life has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Hartford Life, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest, if any, on the Subordinated Debt Securities.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or any event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means, with respect to Hartford Life, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of Hartford Life for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Hartford Life;
(ii) all capital lease obligations of Hartford Life; (iii) all obligations of Hartford Life issued or assumed as the deferred purchase price of property, all conditional sale obligations of Hartford Life and all obligations of Hartford Life under any conditional sale or title retention agreement (but excluding trade accounts payable and accrued liabilities in the ordinary course of business); (iv) all obligations, contingent or otherwise, of Hartford Life in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions; (v) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which Hartford Life is responsible or liable as obligor, guarantor or otherwise; and
(vii) all obligations of the type referred in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of Hartford Life (whether or not such obligation is assumed by Hartford Life), except for (1) any such indebtedness that is by its terms subordinated or pari passu with the Subordinated Debt Securities and (2) any indebtedness between or among Hartford Life or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any Hartford Life subsidiary trust or trustee of such trust (including but not limited to the Trusts) and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Hartford Life that is a financing vehicle of Hartford Life (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

     Hartford Life is a holding company with no significant business operations of its own, and most of the assets of Hartford Life are owned by its Subsidiaries. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Hartford Life's Subsidiaries, including liabilities under contracts of insurance and annuities written by Hartford Life's insurance subsidiaries. Holders of Debt Securities should look only to the assets of Hartford Life for payments of interest and principal and premium, if any.

     The Subordinated Indenture will place no limitation on the amount of additional Senior Indebtedness that may be incurred by Hartford Life. Hartford Life expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws). (Section 1.12.)

CONCERNING THE INDENTURE TRUSTEES

     Each of the Indenture Trustees acts as depository for funds of, makes loans to, and performs other services for, Hartford Life and its subsidiaries in the normal course of business.

     The Indenture Trustees shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustees are under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Each of the Indenture Trustees is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of Hartford Life consists of 600,000,000 shares of Class A Common Stock, par value $.01 per share and, 600,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), and 50,000,000 shares of Preferred Stock. As of March 31, 1998, there were 26,028,242 shares of Class A Common Stock outstanding and 114,000,000 are reserved for issuance upon conversion of Class B Common Stock into Class A Common Stock. The 114,000,000 shares of Class B Common Stock outstanding are held by The Hartford or one of its directly or indirectly wholly owned subsidiaries. No shares of Preferred Stock are outstanding. A description of various provisions of Hartford Life's Certificate of Incorporation and By-laws affecting the rights of the Class A Common Stock, Class B Common stock and Preferred Stock is set forth below. This description is intended as a summary and is qualified in its entirety by reference to the form of Hartford Life's Certificate of Incorporation and By-Laws filed as exhibits to the Registration Statement of which this Prospectus forms a part.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  Dividends

     Holders of Class A Common Stock and Class B Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Cash dividends may be declared and paid to the holders of Class A Common Stock only if at such time cash dividends in the same amount per share are declared and paid to the holders of Class B Common Stock, and vice versa. Dividends payable other than in cash or Class A Common Stock (or in rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock) will be declared and paid to holders of Class A Common Stock and Class B Common Stock on a pro rata per share basis. Dividends, consisting of shares of Common Stock, or of rights, options, warrants or other securities convertible into or exchangeable for such shares, may be declared and paid only as follows: (i) shares of Class A Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class A Common Stock, may be declared and paid only to holders of shares of Class A Common Stock, and shares of Class B Common Stock, or any rights, options, warrants or securities convertible into or exchangeable for Class B Common Stock, may be declared and paid only to holders of Class B Common Stock and (ii) such shares, or such rights, options, warrants or securities convertible into or exchangeable for such shares, will be declared and paid proportionately with respect to each outstanding share of a Class A Common Stock and Class B Common Stock. Hartford Life may not reclassify, subdivide or combine the shares of either class of Common Stock without at the same time proportionately reclassifying, subdividing or combining the shares of the other class.

  Voting Rights

     Holders of Class A Common Stock and Class B Common Stock generally have identical voting rights and vote together (and not as separate classes), except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share and the shares of Class B Common Stock maintain certain conversion rights and transfer restrictions as described below. Except as required by law, all matters to be voted on by stockholders must be approved by a majority (or, in the case of the election of directors, by a plurality) of the shares present in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Certificate of Incorporation (including any such amendment to increase or decrease the authorized shares of any class) must be approved by a majority of the votes entitled to be cast in person or by proxy by all shares of Class A Common Stock and Class B Common Stock, voting together as a single class, except that certain provisions of the Certificate of Incorporation may be amended only with the approval of the holders of at least 80% of the combined voting power of the Common Stock then outstanding. See "Certain Provisions of the Certificate of Incorporation and By-laws of Hartford Life -- Corporate Opportunities." However, amendments to the Certificate of Incorporation that would change the powers, preferences and relative participating, optional or other special rights of the Class A Common Stock or the Class B Common Stock also must be approved by a majority of the outstanding shares of such class voting as a separate class. The superior voting rights of the Class B Common Stock may discourage unsolicited tender offers and merger proposals.

  Conversion

     Each share of Class B Common Stock is convertible at any time by the holder thereof or a Class B Transferee (as defined below), if any, at the option of such holder, into one share of Class A Common Stock, except as provided herein. Subject to the exceptions described in the following sentence, upon any sale or transfer of shares of Class B Common Stock, such that any person or persons other than the holder thereof or any of its affiliates (within the meaning of the rules and regulations under the Exchange Act), including a Class B Transferee (as defined below), will have beneficial ownership thereof, such shares will automatically convert into an equal number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally). However, if shares of Class B Common Stock representing 50% or more of all the then outstanding shares of Common Stock (calculated without regard to the difference in voting rights between the classes of Common Stock) are transferred by the holder thereof in a single transaction, or series of related transactions, to any person or persons not affiliated with such transferor (a "Class B Transferee"), such shares of Class B Common Stock so transferred will not automatically convert into shares of Class A Common Stock upon such transfer. Each share of Class B Common Stock retained by such transferor following any such transfer will automatically convert into a share of Class A Common Stock upon such transfer. In addition, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock then outstanding is less than 50% of the aggregate number of shares of Common Stock then outstanding.

     The provisions of Hartford Life's Certificate of Incorporation described above under "Conversion" are generally designed so that, were The Hartford to reduce its ownership of the Class B Common Stock to shares of Common Stock representing less than 50% of the economic interest in Hartford Life represented by Common Stock, all shares of Class B Common Stock will be automatically converted into Class A Common Stock, thereby resulting in all holders of Common Stock having identical voting rights. However, The Hartford (and any subsequent Class B Transferee) is permitted to transfer shares of Class B Common Stock representing 50% or more of the economic interest in Hartford Life represented by Common Stock to a Class B Transferee with the effect that such Class B Transferee will succeed to ownership of the Class B Common Stock and thus control of Hartford Life.

  Other

     Upon the liquidation, dissolution or winding up of Hartford Life, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the net assets of Hartford Life available for distribution to stockholders of Hartford Life shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests and the Class B Common Stock shall rank pari passu with the Class A Common Stock as to such distribution.

     No shares of either class of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

     The outstanding shares of Class A Common Stock and Class B Common Stock are fully paid and non-assessable.

PREFERRED STOCK

     The authorized Preferred Stock of Hartford Life is available for issuance from time to time at the discretion of the Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe for each series of the Preferred Stock it establishes the number of shares in that series, any voting, dividend and conversion rights applicable thereto and the other designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of Hartford Life, thereby making removal of the present management of Hartford Life more difficult, and could have a detrimental effect on the rights of holders of Class A Common Stock, including loss of voting control and restrictions upon the payment of dividends and other distributions.

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Preferred Stock that will be set forth in a Prospectus Supplement shall not purport to be complete and shall be qualified in its entirety by reference to the certificate of designation relating to such series.

DEPOSITARY SHARES

  General

     Hartford Life may, at its option, elect to offer fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") to be entered into between Hartford Life and a depositary to be named by Hartford Life in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such sections shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed, as exhibits to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Depositary Shares.

  Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Hartford Life, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by Hartford Life or the Depositary on account of taxes.

  Conversion and Exchange

     If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

  Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever Hartford Life redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by Hartford Life with the Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to Hartford Life after a period of two years from the date such funds are so deposited.

  Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Hartford Life will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

  Record Date

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of Hartford Life to call for the redemption of, any Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

  Withdrawal of Preferred Stock

     Upon surrender of Depositary Receipts at the principal office of the Depositary, upon payment of any unpaid amount due the Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

  Amendment and Termination of the Deposit Agreement

     The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between Hartford Life and the Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by Hartford Life, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to Hartford Life a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

  Charges of Depositary

     Hartford Life will pay all charges of the Depositary, including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

  Miscellaneous

     The Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from Hartford Life which are delivered to the Depositary as the holder of Preferred Stock.

     Neither the Depositary nor Hartford Life will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of Hartford Life under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither Hartford Life nor the Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Hartford Life and the Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to Hartford Life notice of its election to do so, and Hartford Life may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

     Hartford Life may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, Class A Common Stock or other of its securities. Warrants may be issued independently or together with any such securities of Hartford Life and may be attached to or separate from such securities of Hartford Life. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between Hartford Life and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants. A copy of the form of Warrant Agreement will be filed as an exhibit to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Warrants.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the Debt Securities of Hartford Life for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of Hartford Life with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and the related securities of Hartford Life will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States federal income tax considerations; (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of Hartford Life purchasable upon exercise of such Debt Warrants.

     Debt Warrant certificates may be exchanged for new Debt Warrant certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

OTHER WARRANTS

     Hartford Life may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Class A Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of the Preferred Stock or Class A Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Class A Common Stock; (v) if applicable, the date on and after which such Warrants and the related Preferred Stock or Class A Common Stock will be separately transferable; (vi) if applicable, a discussion of material United States federal income tax considerations; and (vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Class A Common

Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Class A Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash such principal amount or such number of securities of Hartford Life at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by Hartford
Life), unexercised Warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Hartford Life will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     Hartford Life may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Hartford Life, and Hartford Life to sell to the holders, a specified number of shares of Class A Common Stock or Preferred Stock at a future date or dates. The price per share of Preferred Stock or Class A Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Class A Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require Hartford Life to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Hartford Life may deliver newly issued prepaid Stock Purchase Contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units. Copies of the form of Stock Purchase Contract, and, if applicable, collateral arrangements and depositary arrangements relating to such Stock Purchase Contracts will be filed as an exhibit to a Current Report on Form 8-K incorporated herein by reference to be filed prior to any offering of Stock Purchase Contracts.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
             AND CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities are to be issued in one or more series under the Subordinated Indenture, as supplemented from time to time, between Hartford Life and the Subordinated Indenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Subordinated Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement, including any Corresponding Junior Subordinated Debt Securities that are issued to a Trust (see "Description of Preferred Securities"), and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. Except to the extent set forth below or in the related Prospectus Supplement, the Junior Subordinated Debt Securities shall have the terms and provisions applicable to Subordinated Debt Securities as described under "Description of Debt Securities".

GENERAL

     Each series of Junior Subordinated Debt Securities will be direct, unsecured obligations of Hartford Life. The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Subordinated Indenture or a resolution of Hartford Life's Board of Directors or a committee thereof and set forth in an Officer's Certificate.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debt Securities: (i) the designation, priority, aggregate principal amount and authorized denominations;
(ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period (an "Extension Period"), and the maximum duration of such extensions; (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Junior Subordinated Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances Hartford Life will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiii) other specific terms.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

SUBORDINATED INDENTURE EVENTS OF DEFAULT

     The Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes an Event of Default with respect to such series of Junior Subordinated Debt Securities:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period);

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity, upon redemption, by declaration or otherwise;

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Subordinated Indenture for 90 days after written notice to Hartford Life from the Subordinated Indenture Trustee or the Holders of at least 25% in principal amount of such series of Outstanding Junior Subordinated Debt Securities;

          (iv) certain events in bankruptcy, insolvency or reorganization of Hartford Life;

          (v) with respect to Junior Subordinated Debt Securities issued to a Trust, the dissolution of such Trust; or

          (vi) any other Event of Default with respect to Junior Subordinated Debt Securities of that series.

     Hartford Life is required to furnish the Subordinated Indenture Trustee annually with a statement as to the fulfillment by Hartford Life of its obligations under the Subordinated Indenture. The Subordinated Indenture provides that the Subordinated Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default (except in respect of the payment of principal or interest on the Junior Subordinated Debt Securities) if it considers it in the interest of the Holders to do so.

     If an Event of Default with respect to Junior Subordinated Debt Securities of any series occurs and is continuing, then and in every such case the Subordinated Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series may declare the principal amount (or, if the Junior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to Hartford Life (and to the Subordinated Indenture Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Junior Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Junior Subordinated Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration.

     Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Indenture Trustee, in case an Event of Default shall occur and be continuing, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Subordinated Indenture Trustee reasonable security or indemnity and satisfied certain other conditions. Subject to such provisions for the security or indemnification of the Subordinated Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for, and remedy available to, the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debt Securities of that series.

     No Holder of any Junior Subordinated Debt Security of any series will have any right to institute any proceeding with respect to the Subordinated Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Subordinated Indenture Trustee written notice of a continuing Event of Default with respect to Junior Subordinated Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Subordinated Indenture Trustee to institute such proceeding as Subordinated Indenture Trustee, and, within 90 days following the receipt of such notice, the Subordinated Indenture Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of that series a direction inconsistent with such request, and the Subordinated Indenture Trustee shall have failed to institute such proceeding. However, the Holder of any Junior Subordinated Debt Security will have an absolute right to receive payment of the principal of and premium, if any, and interest on such Junior Subordinated Debt Security on or after the due dates expressed in such Junior Subordinated Debt Security and to institute a suit for the enforcement of any such payment. Each holder of Preferred Securities of a Trust will, during the continuance of a default in the payment of interest when due (subject to any right of Hartford Life to defer payment), have the right to bring suit directly against Hartford Life for the enforcement of payment in an amount equal to the aggregate liquidation amount of Preferred Securities of such holder.

CONVERSION OR EXCHANGE

     The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged for other securities or property of Hartford Life will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the Holder, or at the option of Hartford Life, in which case the number of shares of Preferred Securities or other securities or amount of other property to be received by the Holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

                      DESCRIPTION OF PREFERRED SECURITIES

     Each Trust's Preferred Securities will represent preferred undivided beneficial interests in the assets of the related Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of the related Trust, as well as other benefits as described in the Declaration. This summary of certain provisions of the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to, such defined terms are incorporated herein by reference. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Each Trust may issue, from time to time, only one series of Preferred Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth in the Prospectus Supplement relating thereto. The Declaration authorizes a Trust to issue one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act.

     The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred and other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and will have the same terms as the Corresponding Junior Subordinated Debt Securities issued to and held by the related Trust as described in the applicable Prospectus Supplement. Reference is made to any Prospectus Supplement relating to the Preferred Securities for specific terms, including: (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by the related Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of a Trust to defer quarterly distributions on Preferred Securities as a result of an interest deferral right exercised by Hartford Life on the Corresponding Junior Subordinated Debt Securities held by such Trust, (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions of Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Trust to holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vii) the obligation, or option, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option, (viii) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified action or amendments to the Declaration, (ix) the terms, if any, upon which Corresponding Junior Subordinated Debt Securities of Hartford Life held by such Trust can be distributed to the holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by Hartford Life to the extent described below under "Description of Guarantee". Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Trust will issue one series of Common Securities. The Declaration authorizes the Trust to issue one series of Common Securities having such terms including distributions, redemption, voting , liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the

Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata of such Preferred Securities, except that, upon an Event of Default under the Declaration, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees. All of the Common Securities will be directly or indirectly owned by Hartford Life.

     If an Event of Default with respect to the Declaration occurs and is continuing, then the holders of Preferred Securities of the related Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Corresponding Junior Subordinated Debt Securities against Hartford Life. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Corresponding Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Corresponding Junior Subordinated Debt Securities, any holder of such Preferred Securities may to the fullest extent permitted by law, directly institute a legal proceeding against Hartford Life to enforce the Institutional Trustee's rights under the Corresponding Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration has occurred and is continuing and such event is attributable to the failure of Hartford Life to pay interest or principal on the Corresponding Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of related Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Corresponding Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Corresponding Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against Hartford Life to enforce the Institutional Trustee's rights under the Corresponding Junior Subordinated Debt Securities. In connection with such Direct Action, Hartford Life will be subrogated to the rights of such holder of such Preferred Securities under the Declaration to the extent of any payment made by Hartford Life to such holder of such Preferred Securities in such Direct Action. Consequently, Hartford Life will be entitled to payments of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Corresponding Junior Subordinated Debt Securities.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning each Guarantee that will be executed and delivered by Hartford Life for the benefit of the holders of the related Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee, Hartford Life will irrevocably and unconditionally agree to pay in full to the holders of the related Preferred Securities (except to the extent paid by a Trust), as and when due, regardless of any defense, right of set-off or counterclaim which a Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the related Preferred Securities, to the extent the related Trust has funds available therefor, and (ii) the redemption price per Preferred Security set forth in the applicable Prospectus Supplement plus all accrued and unpaid distributions (the "Redemption Price"), to the extent the related Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the related Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the related Trust (other than in connection with the distribution of Corresponding Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the related Preferred Securities to the date of payment or (b) the amount of assets of the related Trust remaining for distribution to holders of the Preferred Securities in liquidation of such Trust. Hartford Life's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Hartford Life to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee on a subordinated basis with respect to the related Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the related Trusts, except to the extent the related Trust shall have funds available therefor. If Hartford Life does not make interest payments on the Corresponding Junior Subordinated Debt Securities, the applicable Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities and Corresponding Junior Subordinated Debt Securities." Each Guarantee, when taken together with Hartford Life's obligations under the Corresponding Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the related Trust (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Hartford Life of payments due on the Preferred Securities.

     Hartford Life has also agreed to guarantee the obligations of each Trust with respect to the Common Securities (the "Common Guarantee") issued by such Trust to the same extent as the Guarantee, except that, if an Event of Default under the Subordinated Indenture with respect to the related Corresponding Junior Subordinated Debt Securities has occurred and is continuing, holders of Preferred Securities under the Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF HARTFORD LIFE

     In each Guarantee, Hartford Life will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) Hartford Life shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of Hartford Life in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of Hartford Life's capital stock for any other class or series of Hartford Life's capital stock,
(iii) the purchase of fractional interests in shares of Hartford Life's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distributions of rights under any shareholders rights plan adopted by Hartford Life) and (b) Hartford Life shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by Hartford Life which rank pari passu with or junior to the Corresponding Junior Subordinated Debt Securities or make any guarantee payment with respect thereto. Each Guarantee, however, will except from the foregoing any stock dividends paid by Hartford Life where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Hartford Life and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under each Guarantee will occur upon the failure of Hartford Life to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against Hartford Life to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trusts, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against Hartford Life to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against related Trust or any other person or entity.

     Hartford Life will be required to provide annually to the Guarantee Trustee a statement as to the performance by Hartford Life of certain of its obligations under the related Guarantee and as to any default in such performance.

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of the Corresponding Junior Subordinated Debt Securities to the holders of such Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the related Trust . Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE

     Each Guarantee will constitute an unsecured obligation of Hartford Life and will rank (i) subordinate and junior in right of payment to all other liabilities of Hartford Life, including Senior Indebtedness (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Hartford Life and with any guarantee now or hereafter entered into by Hartford Life in respect of any preferred or preference stock of any subsidiary of Hartford Life and (iii) senior to Hartford Life's common stock. The terms of the related Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of the related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                              PLAN OF DISTRIBUTION

     Hartford Life may sell any Debt Securities, Preferred Stock, Class A Common Stock, Stock Purchase Contracts, Stock Purchase Units and Junior Subordinated Debt Securities and the Trusts may sell any of the Preferred Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Hartford Life or the Trusts, as the case may be, to purchasers.

     The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to Hartford Life and/or the Trusts from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Sales of Class A Common Stock offered hereby may be effected from time to time in one or more transactions on the NYSE or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by Hartford Life and/or the Trusts from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Hartford Life and/or the Trusts to such agent, will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, Hartford Life and/or the Trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Offered Securities in respect of which this Prospectus is being delivered, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Hartford Life and/or the Trusts will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by Hartford Life and/or the Trusts and the sale thereof may be made by Hartford Life and/or the Trusts directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Hartford Life. Any remarketing firm will be identified and the terms of its agreement, if any, with Hartford Life and/or the Trusts and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, Hartford Life and/or the Trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from Hartford Life at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to delayed delivery contracts accepted by Hartford Life and/or the Trusts.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Hartford Life to indemnification by Hartford Life against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Offered Securities will be a new issue and, other than the Class A Common Stock which is listed on the NYSE, will have no established trading market. Hartford Life and/or the Trusts may elect to list any series of Offered Securities on an exchange, and in the case of the Class A Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, Hartford Life and/or the Trusts shall not be obligated to do so.

     Agents, underwriters, dealers, and remarketing firms may be customers of, engage in transactions with, or perform services for, Hartford Life and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for Hartford Life by Lynda Godkin, General Counsel of Hartford Life and for the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Hartford Life and the Trusts and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedules of Hartford Life, Inc. and subsidiaries as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in giving said report.

======================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HARTFORD LIFE, INC., HARTFORD LIFE CAPITAL I OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HARTFORD LIFE, INC. OR HARTFORD LIFE CAPITAL I SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Summary.........................................   S-4
Risk Factors....................................   S-9
Use of Proceeds.................................  S-13
Capitalization..................................  S-13
Ratios of Earnings to Fixed Charges and Combined
  Fixed Charges and Preferred Stock Dividends...  S-14
Accounting Treatment............................  S-14
Description of the Series A Preferred
  Securities....................................  S-14
Description of the Series A Junior Subordinated
  Debt Securities...............................  S-25
Description of Guarantee........................  S-32
Relationship Among the Series A Preferred
  Securities, the Series A Junior Subordinated
  Debt Securities and the Guarantee.............  S-34
Certain Federal Income Tax Considerations.......  S-35
ERISA Considerations............................  S-38
Underwriting....................................  S-40
Legal Matters...................................  S-42
                   PROSPECTUS
Available Information...........................     3
Forward Looking Statements......................     4
Financial Statements of the Trusts..............     4
Incorporation of Certain Documents by
  Reference.....................................     4
Hartford Life, Inc. ............................     5
Certain Provisions of the Certificate of
  Incorporation and By-Laws of Hartford Life....     6
The Trusts......................................     9
Use of Proceeds.................................    10
Ratio of Earnings to Fixed Charges and Combined
  Fixed Charges and Preferred Stock Dividends...    10
Description of Debt Securities..................    11
Description of Capital Stock....................    21
Description of Warrants.........................    27
Description of Stock Purchase Contracts and
  Stock Purchase Units..........................    28
Description of Junior Subordinated Debt
  Securities and Corresponding Junior
  Subordinated Debt Securities..................    28
Description of Preferred Securities.............    32
Description of Guarantee........................    34
Plan of Distribution............................    37
Legal Opinions..................................    38
Experts.........................................    38

======================================================
======================================================

                             10,000,000 SECURITIES

                                [HARTFORD LOGO]
                                 HARTFORD LIFE

                            HARTFORD LIFE CAPITAL I

                             7.20% TRUST PREFERRED
                              SECURITIES, SERIES A
                                   (TRUPS(R))

                       GUARANTEED TO THE EXTENT SET FORTH
                                   HEREIN BY

                              HARTFORD LIFE, INC.

                                  ------------

                             PROSPECTUS SUPPLEMENT
                                 JUNE 24, 1998
                             (INCLUDING PROSPECTUS
                              DATED JUNE 24, 1998)

                                  ------------

                              SALOMON SMITH BARNEY
                           A.G. EDWARDS & SONS, INC.
                              MERRILL LYNCH & CO.
                            PAINEWEBBER INCORPORATED
======================================================